Exhibit 10.1

FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of October 30, 2006

AMONG:

BARCLAYS BANK PLC, as buyer on behalf of, and agent for, the Principals pursuant to and as provided for in Annex I (in such capacity, “Agent”),

Each of the Bank Principals and Conduit Principals listed on the signature pages hereto and from time to time party hereto, and

PHH MORTGAGE CORPORATION, a New Jersey corporation, as Seller (in such capacity, the “Seller”).

1.  APPLICABILITY

Sheffield Receivables Corporation, as purchaser (the “Purchaser”), Seller and Agent have entered into that certain Fourth Amended and Restated Mortgage Loan Repurchase and Servicing Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Repurchase Agreement”), which prescribes the manner of sale of eligible loans and the management, control and servicing thereof, including the method and manner by which Seller will repurchase such loans.

Purchaser, Seller and Agent desire to amend and restate the Original Repurchase Agreement in its entirety and contemporaneously therewith enter into the Transaction Documents (as such term is defined in this Agreement). Upon the effectiveness of this Agreement, each reference to the Original Repurchase Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Repurchase Agreement.

Agent shall, from time to time, at the request of Seller, upon the terms and subject to the conditions set forth herein, enter into transactions in which Seller transfers to Agent Eligible Mortgage Loans against the transfer of funds by Agent, with a simultaneous agreement by Seller to repurchase such mortgage loans at a date certain or on demand. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement.

2.  DEFINITIONS AND INTERPRETATION

(a)  Defined Terms.

“Accepted Servicing Practices” means the Servicer's customary servicing procedures and the servicing practices required by the Guidelines.

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[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Additional Collateral” means with respect to any Additional Collateral Mortgage Loan, collateral that consists of either (i) marketable securities owned by the borrower and deposited in an account held by an Affiliate of an Approved Provider, subject to a security interest in favor of Seller pursuant to a security agreement or (ii) with respect to a loan to a borrower that is subject to a guaranty, (a) marketable securities owned by the guarantor and deposited in an account held by an Affiliate of an Approved Provider, subject to a security interest in favor of Seller pursuant to a security agreement or (b) a home equity line of credit to fund such guaranty that is secured by a lien on residential real estate owned by such guarantor subject to a security interest in favor of Seller pursuant to a security agreement; provided, however, that the amount available to be drawn under the home equity line of credit supporting such guaranty must be at least equal to the Original Additional Collateral Requirement for such Additional Collateral Mortgage Loan.

“Additional Collateral Mortgage Loan” has the meaning ascribed to “Additional Collateral Mortgage Loan,” as such term is defined in the Surety Bond. The underwriting guidelines for such programs will not be materially altered without prior consent of Agent.

“Additional Collateral Transfer Agreement” means each additional collateral transfer and servicing agreement or other similar agreement or agreements between an Approved Provider and Seller, which, in each case shall be in form, scope and substance reasonably satisfactory to Agent.

“Additional Purchased Assets” shall have the meaning assigned thereto in Section 5 hereof.

“Adjusted LIBOR Rate” means with respect to any period during which the return to any APA Purchaser is to be calculated by reference to the London interbank offered rate, a rate which is 0.75% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the nearest 1/16th of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the sum of (A) the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) and (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) as estimated by Agent for determining the current annual assessment payable by Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

“Affected Person” shall have the meaning assigned thereto in Section 18 hereof.

“Affiliate” shall mean as to any Person any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another if such latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

“Agency or Agencies” means any of GNMA, FNMA or FHLMC, as applicable.

“Agency Securities” means securities backed by a pool or pools of mortgage loans owned by Seller, which are issued and guaranteed by the applicable Agency.

“Agent” has the meaning set forth in the preamble.

“Aggregate Margin Value” means, at any time of determination, the sum of the Margin Values for each Eligible Mortgage Loan.

“Aggregate Purchase Price” means, at any time of determination, the sum of the outstanding Purchase Prices.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all amounts owed by Seller, Agent and each Principal under the Transaction Documents, including, without limitation, the Fees, unpaid Purchase Prices (and any accrued and to accrue Price Differential with respect thereto), and Breakage Costs, any and all amounts in respect of indemnification.

“Agreement” means this Fifth Amended and Restated Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“APA Purchaser” means each party (or assignee thereof) who has executed a signature page of an Asset Purchase Agreement, which execution obligates such party to become a purchaser or an assignee of all or any part of the applicable Conduit Principal’s interest in the Eligible Mortgage Loans at any time, pursuant to the related Asset Purchase Agreement or an assignee of such purchaser’s obligations to purchase Eligible Mortgage Loans from Seller.

“Appraised Value” means the value set forth in an appraisal made by an acceptable appraiser in connection with the origination of the related Eligible Mortgage Loan as the value of the Mortgaged Property. For the avoidance of doubt, Seller and Agent agree that an automated valuation model report meeting guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Eligible Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Eligible Mortgage Loans is an acceptable appraisal.

“Approved Provider” means each of the mortgage loan originating institutions listed on Exhibit A attached hereto, as such Exhibit A is amended, amended and restated, supplemented or otherwise modified with the prior written consent of the Agent.

“Approved Seller/Servicer” means an approved seller and servicer under the Guidelines.

“Asset Purchase Agreement” means with respect to each Conduit Principal, a revolving asset purchase agreement, liquidity asset purchase agreement or other agreement pursuant to which certain liquidity providers agree to provide liquidity support to such Conduit Principal in connection with the Short-Term Notes issued to fund or maintain its purchases hereunder, together with each of the other commercial paper program documents related thereto, as each of the foregoing may be at any time amended, modified or supplemented.

“Assignee Rate” with respect to any Principal for any Transaction, means an interest rate per annum equal to the Adjusted LIBOR Rate with respect to such Principal for such Transaction; provided, however, that in case of:

(i) any Transaction on or prior to the first day of which a Conduit Principal or Bank Principal shall have notified Agent that the introduction of or any change in, or in the interpretation of, any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Conduit Principal or Bank Principal to fund such Transaction at the Assignee Rate set forth above (and such Conduit Principal or Bank Principal shall not have subsequently notified Agent that such circumstances no longer exist), or

(ii) any Transaction as to which Agent does not receive a Transaction Notice, together with the Daily Servicer Report as required in accordance with Section 3 hereof,

the Assignee Rate for such Transaction for the affected Conduit Principal or Bank Principal shall be an interest rate per annum equal to the Base Rate in effect from time to time during such Transaction; and provided, further that at all times following the occurrence and during the continuation of an Event of Default, the Assignee Rate shall be an interest rate per annum equal to the Default Rate.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located, to reflect the sale of the Mortgage to Agent (on behalf of the Principals).

“Assignment and Acceptance” shall have the meaning assigned thereto in Section 22 hereof.

“Bank Principal” shall mean each Person designated on the signature pages hereto as such or designated as such on any agreement or instrument pursuant to which it becomes a party hereto.

“Bankruptcy Code” shall have the meaning assigned thereto in Section 28 hereof.

“Barclays” means Barclays Bank PLC and its successors and permitted assigns.

“Base Rate” means, for any day, the higher of (i) the prime rate in the United States announced from time to time by Barclays in effect on such day, and (ii) the sum of (x) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for such day, the average of the quotations for such day for such transactions received by Barclays from three Federal funds brokers of recognized standing selected by it, and (y) one-half of one percent (½%).

“Best’s” has the meaning specified in the Servicing Agreement.

“BIF” means The Bank Insurance Fund or any successor thereto.

“Blocked Account Control Agreement” shall mean each Blocked Account Control Agreement, dated as of October 30, 2006, by and between, inter alia, Agent and The Bank of New York, as depositary, as any such agreement may be amended, supplemented or otherwise modified in accordance with the respective terms thereof.

“Board” shall mean the Board of Governors of the Federal Reserve System.

“Borrower” means the obligor or obligors on a Mortgage Note, including any Person that has acquired the related collateral and assumed the obligations of the original obligor or obligors under the Mortgage Note.

“Breakage Costs” shall mean any amounts any Affected Person sustains or incurs in connection with the final paragraph of Section 18 hereof.

“Business Day” shall mean any day other than (i) Saturday and Sunday, or (ii) a day on which banking institutions or foreign exchange markets in New York City are authorized or required by law, regulation or executive order to be closed for business.

“Closed End Second Mortgage Loan” shall mean any Mortgage Loan secured by a second lien on the related Mortgage Property which (i) does not permit subsequent advances, and (ii) has a maximum initial principal balance of not greater than the then current Agency maximum (which, on the Effective Date, is $208,500).

“Change in Control” shall mean if at any time PHH Corporation shall cease to own, directly or through wholly-owned Subsidiaries, all of the outstanding voting stock of Seller, free and clear of any direct or indirect Liens.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned thereto in Section 7 hereof.

“Collateral Value” means with respect to each mortgage loan, the lesser of (i) the Outstanding Principal Balance of such mortgage loan and (ii) the Market Value of such mortgage loan as determined by Seller or Agent, as applicable.

“Collection Account” shall mean that certain account number [***], maintained at The Bank of New York (ABA [***]), which is subject to the terms and conditions of a Blocked Account Agreement.

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[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Collections” means, with respect to any Purchased Asset, all Income and collections and proceeds of such Purchased Asset, including, without limitation, all cash proceeds of Related Security with respect to such Purchased Asset, and (a) all payments on account of scheduled principal on the Eligible Mortgage Loans; (b) all payments on account of interest on the Eligible Mortgage Loans (including interest accrued and unpaid on the Eligible Mortgage Loans prior to the applicable Purchase Date); (c) any Principal Prepayments; (d) all Liquidation Proceeds; (e) all Insurance Proceeds including amounts required to be deposited pursuant to the Servicing Agreement (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices as further specified in the Servicing Agreement); (f) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Agreement; (g) any amount required to be deposited in any account (including, without limitation, the Collection Account, the Funding Account, the Escrow Account and the Margin Call Account) pursuant to this Agreement or any other Transaction Document; (h) any amounts required to be deposited by Servicer pursuant to the Servicing Agreement in connection with the deductible clause in any blanket hazard insurance policy; (i) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to the Servicing Agreement; (j) any other amounts received with respect to or related to the mortgage loan including but not limited to late payment charges and interest paid on funds deposited in the Collection Account, the Funding Account, the Margin Call Account or the Escrow Account, to the extent permitted by applicable law and (k) all proceeds of each of the forgoing.

“Combined Loan-to-Value Ratio” means, with respect to any HELOC or any Closed End Second Mortgage Loan, the ratio expressed as a percentage equal to (i) if the loan transaction is a purchase money transaction (a) that includes an appraisal, the Credit Limit of the HELOC or Closed End Second Mortgage Loan, as applicable, plus the then outstanding principal amount of any related senior mortgage loans, divided by the lesser of the Appraised Value or the purchase price of the Mortgaged Property, or (b) if such transaction does not include an appraisal, the Credit Limit of the HELOC or Closed End Second Mortgage Loan, as applicable, plus the then outstanding principal amount of any related senior mortgage loans, divided by the purchase price of the Mortgaged Property; and (ii) if the loan transaction is a refinance (a) that includes an appraisal, the Credit Limit of the HELOC or Closed End Second Mortgage Loan, as applicable, plus the then outstanding principal amount of any related senior mortgage loans, divided by the appraised value of the Mortgaged Property, or (b) if such transaction does not include an appraisal, the Credit Limit of the HELOC or Closed End Second Mortgage Loan, as applicable, plus the then outstanding principal amount of any related senior mortgage loans, divided by the estimated value of the Mortgaged Property.

“Commitment” of any Principal means, (a) with respect to a Principal party hereto on the date hereof, the amount set forth beneath its signature on the signature pages to this Agreement, as reduced or increased in accordance with the terms hereof and (b) with respect to any other Principal that becomes a party hereto in accordance with the terms hereof, the amount set forth in the agreement or instrument to which such Principal becomes a party hereto as such Principal’s Commitment, as such amount may be reduced or increased in accordance with the terms hereof. Any reduction (or termination) of the Maximum Aggregate Purchase Price shall reduce ratably (or terminate) each Principal’s Commitment.

“Condemnation Proceeds” means, as to any Eligible Mortgage Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Loan Documents.

“Conduit Principal” shall mean each Person designated on the signature pages hereto as such or designated as such on any agreement or instrument pursuant to which it becomes a party hereto.

“Conforming Loan” shall mean any mortgage loan which conforms to the Guidelines of GNMA, FNMA or FHLMC, as amended.

“Consolidated Net Income” means, for any period for which such amount is being determined, the net income (loss) of PHH Corporation and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which PHH Corporation or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to PHH Corporation or its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with PHH Corporation or any of its Consolidated Subsidiaries, (iii) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary, (iv) any extraordinary after-tax gains and (v) any extraordinary pretax losses but only to the extent attributable to a write-down of financing costs relating to any existing and future indebtedness.

“Consolidated Net Worth” shall mean, with respect to any Person, at any date of determination, all amounts which would be included on a balance sheet of such Person and its Consolidated Subsidiaries under stockholders’ equity as of such date in accordance with GAAP.

“Consolidated Subsidiaries” shall mean, with respect to any Person, all Subsidiaries of such Person that are required to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

“Credit Limit” means the maximum amount a Borrower is permitted to draw down the credit line under a Home Equity Line Agreement.

“Credit Policy” means those underwriting and credit policies of Seller with respect to mortgage loans as attached in Exhibit B hereto as amended, supplemented or otherwise modified from time to time in accordance with Section 11(u)(B).

“Custodial Agreement” means the Amended and Restated Custodial Agreement, dated as of the date hereof, among Barclays, as agent, PHH Mortgage Corporation, as Seller and Servicer, and the Custodian, as such agreement may at any time be amended, modified or supplemented from time to time.

“Custodian” means The Bank of New York Trust Company N.A. or its successors and permitted assigns.

“Daily Loan Inventory” means the schedule attached and made a part of the Daily Servicer Report.

“Daily Servicer Report” means the report attached as Exhibit D to the Servicing Agreement.

“Default Rate” means an annual rate of interest equal to the Base Rate plus 2%.

“Defaulted Loan” means any Eligible Mortgage Loan where (i) the Borrower thereon has failed to make a required payment for 90 days or more after the Due Date of such required payment or (ii) any other event has occurred which gives the holder the right to accelerate payment and/or take steps to foreclose on the mortgage securing the Eligible Mortgage Loan under the Eligible Mortgage Loan documentation.

“Delinquency Ratio” means, with respect to any date of determination, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Principal Balance of all Delinquent Loans as of the last day of such calendar month by (ii) the Outstanding Principal Balance of the Eligible Mortgage Loans as of the last day of such calendar month.

“Delinquent Loan” means any Eligible Mortgage Loan which has a payment which is 30 days or more past its Due Date.

“Determination Date” means with respect to a Due Period, the 5th day (or if such day is not a Business Day, the Business Day immediately succeeding such day) of the calendar month following such Due Period.

“Due Date” means the first day of the month in which the related Monthly Payment is due on an Eligible Mortgage Loan, exclusive of any days of grace.

“Due Period” means (i) for the initial Monthly Interest Payment Date, the period commencing on the Effective Date and ending on the last day of the month immediately preceding the month in which such initial Monthly Interest Payment Date occurs and (ii) for each other Monthly Interest Payment Date, the period commencing on the first day of the month immediately preceding the month in which such Monthly Interest Payment Date occurs and ending on the last day of such month.

“Demand Date” shall have the meaning assigned thereto in Section 3(a) hereof.

“Dollars” and “$” and “US$” shall mean lawful currency of the United States.

“Effective Date” means November 1, 2006.

“Eligible Investments” means investments which mature no later than the next following Monthly Interest Payment Date in the following: (i) obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America); (ii) commercial paper (other than the Short-Term Notes) rated (at the time of purchase) at least “A-1+” by S&P and “P-1” by Moody’s; (iii) certificates of deposit, other deposits or bankers’ acceptances issued by or established with commercial banks having short-term deposit ratings (at the time of purchase) of at least “A-1+” by S&P and “P-1” by Moody’s; (iv) repurchase agreements involving any of the Eligible Investments described in the foregoing clauses (i) through (iii) so long as the other party to the repurchase agreement has short-term unsecured debt obligations or short-term deposits rated (at the time of purchase) at least “A-1+” by S&P and “P-1” by Moody’s; and (v) if approved in writing by Moody’s, direct obligations of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated “AAm” by S&P and “Aam” by Moody’s or higher. In addition, the instrument should not have an ‘r’ highlighter affixed to its rating, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest on any Eligible Investment should be tied to a single interest rate index plus a single fixed spread, if any, and move proportionately with that index.

“Eligible Mortgage Loan” means a Conforming Loan (provided that Seller is an Approved Seller/Servicer by the related Agency), a Jumbo Loan, an Additional Collateral Mortgage Loan, a Landscape Loan, an Uninsured Loan, a HELOC, a Non-Primary Residence Mortgage Loan, a Closed End Second Mortgage Loan, a Manufactured Home Mortgage Loan or an Interest-Only Loan, identified on a Daily Servicer Report that satisfies the Eligibility Criteria and the Portfolio Criteria and that is not a Terminated Loan. An Eligible Mortgage Loan includes, without limitation, the Mortgage Loan File, the Related Security, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, VA Guaranty Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Eligible Mortgage Loan (other than the right to service such Eligible Mortgage Loans, which shall be retained by Servicer pursuant to the terms of this Agreement and the other Transaction Documents). For the avoidance of doubt only mortgage loans which are of the types specifically enumerated in this definition shall be eligible for purchase by Agent (on behalf of the Principals) under this Agreement.

“Eligibility Criteria” means, with respect to each mortgage loan, that such mortgage loan satisfies each of the following criteria: (i) such mortgage loan must be an Eligible Mortgage Loan, (ii) such mortgage loan must have been originated or purchased by Seller in accordance with its then-current origination or acquisition underwriting practices within 120 days prior to the acquisition thereof by Agent, (iii) each mortgage loan may not be made to a Borrower that is a Sub-Prime Borrower and (iv) Seller and Servicer are in compliance with the laws of, and have valid, existing licenses in, the state in which the related Mortgage Property is located to the extent necessary to ensure the enforceability of such mortgage loan and the servicing of any such mortgage loan in accordance with the terms of this Agreement, each Transaction Document and any Daily Servicer Report. In addition, the representations and warranties made by Seller in this Agreement must be true and correct in all material respects on such day.

“Eligibility Representations” means each of the representations and warranties made by Seller with respect to each mortgage loan, set forth in Annex II attached hereto.

“Environmental Laws” shall mean any and all federal, provincial, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Official Body regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Occupational Safety and Health Act as amended, 29 U.S.C. § 655 and § 657, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

“Environmental Liabilities” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Seller or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Errors and Omissions Insurance Policy” shall have the meaning set forth in the Servicing Agreement.

“Escrow Account” means as to the Eligible Mortgage Loans (other than HELOCs and Closed End Second Mortgage Loans), any account created and maintained pursuant to the Servicing Agreement.

“Event of Default” shall have the meaning assigned thereto in Section 13 hereof.

“Excluded Taxes” shall have the meaning assigned thereto in Section 18 hereof.

“FASB” shall have the meaning assigned thereto in Section 18 hereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means, that certain Fee Letter, dated as of October 30, 2006, by Seller and each Principal, as such letter may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and each other fee letter entered into after the date hereof by Seller and the Principals becoming parties hereof, dated as of the date each such Principal becomes a party hereto, as such other letter may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Fees” means, the Program Fee and the Transfer Availability Fee.

“FHA” means The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the Act and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means an Eligible Mortgage Loan that is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Act and provided by the FHA.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of an Eligible Loan.

“FHA Regulations” means regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FHLMC” shall mean Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

“FHLMC Guides” shall mean the Freddie Mac’s Seller’s Guide and the Federal Home Loan Mortgage Corporation Servicers’ Guide and all amendments or additions thereto.

“FICO Score” means a statistical credit score obtained by many mortgage lenders in connection with a loan application to help assess a borrower’s creditworthiness. A FICO Score is generated by models developed by a third party and made available to lenders through three national credit bureaus. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.

“Fidelity Bond” shall have the meaning set forth in the Servicing Agreement.

“Finance Charges” means, with respect to an Eligible Mortgage Loan, any finance, interest, late or similar charges owing by a Borrower pursuant to such Eligible Mortgage Loan.

“FNMA” shall mean The Federal National Mortgage Association, or any successor thereto.

“FNMA Guides” shall mean the Fannie Mae Selling and Servicing Guides and all amendments or additions thereto.

“Funding Account” shall mean that certain account number [***], maintained at The Bank of New York (ABA [***]), which is subject to the terms and conditions of a Blocked Account Control Agreement.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, as in effect from time to time.

“GNMA” shall mean The Government National Mortgage Association, or any successor thereto.

“GNMA Guides” shall mean the GNMA Handbooks 5500.3 and all amendments or additions thereto.

“Guidelines” shall mean the GNMA Guides, the FNMA Guides and the FHLMC Guides, as such Guides have been amended from time to time with respect to Seller.

“Hazardous Materials” shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

“Home Equity Line Agreement” means, with respect to HELOCs, the agreement between a Borrower and a lender pursuant to which a Borrower receives a line of credit secured by a Mortgage on the Mortgaged Property.

“HELOC” shall mean an open-end, revolving, home equity line of credit underwritten in accordance with the Credit Policy.

“HUD” means the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

“Income” means, with respect to any Purchased Asset at any time, any accrued and unpaid interest on any principal in respect of such Purchased Asset and other collections (other than escrowed amounts for insurance, taxes and other periodic payments customarily escrowed for mortgage loan borrowers) with respect thereto.

“Indebtedness” shall mean (i) all indebtedness, obligations and other liabilities of Seller and its Subsidiaries which are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of such Person, other than (x) accounts payable and accrued expenses and, in each case, not overdue by its respective terms by more than 90 days, and (y) current and deferred income taxes and other similar liabilities, plus (ii) without duplicating any items included in Indebtedness pursuant to the foregoing clause (i), the maximum aggregate amount of all liabilities of Seller or any of its Subsidiaries under any Guarantee, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than Seller or one of its Subsidiaries and (iii) all other obligations or liabilities of Seller or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than such Person.

______________
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Indemnified Party” shall have the meaning assigned thereto in Section 16(b) hereof.

“Insurance Proceeds” means, with respect to any Eligible Mortgage Loan, proceeds of insurance policies insuring the Eligible Mortgage Loan or the related Mortgaged Property.

“Interest-Only Loan” shall mean any Conforming Loan or any Jumbo Loan which permits the related Borrower to pay only the accrued interest on such mortgage loan for a specified period of time.

“Investment Company Act” means the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“Jumbo Loan” shall mean any mortgage loan which substantially conforms to the Guidelines, except that the principal balance thereof exceeds the principal balance of a mortgage loan which conforms to the Guidelines, and the terms of which include other specified exceptions to the Guidelines, if any, which are consistent with Seller’s Jumbo Loan underwriting standards. Jumbo Loans will not include mortgage loans made to Sub-Prime Borrowers.

“Landscape Loan” means a mortgage loan that substantially conforms to the Guidelines, except (i) maintenance of a PMI Policy may not be required, (ii) the mortgage loan may not be an FHA Loan or VA Loan and (iii) there may not be an appraisal of the related Mortgage Property.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“LIBOR” means, with respect to any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month. If for any reason such rate is not available, the term “LIBOR Rate” shall mean, for any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates. In the event no such rate appears as described in the preceding sentences, the LIBOR Rate shall be, with respect to any funding period, the per annum rate of interest at which Dollar deposits in immediately available funds are offered to Agent by prime banks in the interbank eurodollar market at or about 10:00 a.m., London time, on the second Business Day before (and for value on) the first day of such funding period (or portion thereof) and in an amount of not less than $1,000,000 for such funding period (or portion thereof).

“Lien” shall mean with respect to the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

“Liquidation Proceeds” means all amounts received and retained in connection with the liquidation of Defaulted Loans.

“Loan-to-Value Ratio or LTV” means (x) with respect to any Eligible Mortgage Loan (except for HELOCs and Closed End Second Mortgage Loans), the ratio expressed as a percentage of (i) if the loan transaction is a purchase money transaction (a) that includes an appraisal, the initial principal amount (less for any Additional Collateral Mortgage Loan, the value of the Additional Collateral as of the date of determination), divided by the lesser of the Appraised Value or the purchase price of the Mortgaged Property, or (b) if such transaction does not include an appraisal, the initial principal amount (less for any Additional Collateral Mortgage Loan, the value of the Additional Collateral as of the date of determination), divided by the purchase price of the Mortgaged Property; and (ii) if the loan transaction is a refinance (a) that includes an appraisal, the initial principal amount (less for any Additional Collateral Mortgage Loan, the value of the Additional Collateral as of the date of determination), or (b) if such transaction does not include an appraisal, the initial principal amount (less for any Additional Collateral Mortgage Loan, the value of the Additional Collateral as of the date of determination), divided by the estimated value of the Mortgaged Property.

“Loan Documents” has the meaning set forth in the definition of “Mortgage Loan File.”

“Manufactured Home Mortgage Loan” shall mean any Conforming Loan for which the Mortgaged Property is a manufactured home unit that is permanently attached to its foundation and ready for occupancy, but is not a mobile home.

“Margin Call” shall have the meaning assigned thereto in Section 5 hereof.

“Margin Call Account” shall mean that certain account number [***], maintained at The Bank of New York (ABA [***]), which is subject to the terms and conditions of a Blocked Account Control Agreement.

“Margin Deficit” shall have the meaning assigned thereto in Section 5 hereof.

“Margin Value” means, at any time of determination with respect to each mortgage loan, an amount equal to the product of (i) the applicable Purchase Price Percentage for such mortgage loan multiplied by (ii) the Collateral Value of such mortgage loan at such time; provided, that the Collateral Value of any mortgage loan that is a Defaulted Loan or that is not an Eligible Mortgage Loan shall be zero.

______________
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Market Value” means, at any time of determination with respect to any mortgage loan, the value ascribed to such asset by Seller or Agent in its sole discretion (based on a methodology used in accordance with normal market practice).

“Maximum Aggregate Purchase Price” means Seven Hundred Fifty-Million Dollars ($750,000,000).

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Designated Mortgage Loan” shall mean any mortgage loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note and which is identified as a MERS Mortgage Loan on the related mortgage loan transmission.

“Minimum Transfer Amount” means an amount equal to or greater than $250,000.

“Minimum Transfer Condition” shall have the meaning assigned thereto in Section 5 hereof.

“Monthly Interest Payment Date” means, the 10th day (or if such day is not a Business Day, the immediately succeeding Business Day) of any month, commencing December 11, 2006.

“Monthly Payment” means the scheduled monthly payment of principal and/or interest on an Eligible Mortgage Loan.

“Moody’s” shall mean Moody’s Investors Service Inc.

“Mortgage” means, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple in real property securing the Mortgage Note.

“Mortgage Banker’s Blanket Bond” shall have the meaning set forth in the Servicing Agreement.

“Mortgage Impairment Insurance” shall have the meaning set forth in the Servicing Agreement.

“Mortgage Interest Rate” means the annualized regular rate of interest borne on a Mortgage Note.

“Mortgage Loan File” means each of the following documents (constituting, collectively, the “Loan Documents”), and such other documents as Agent may require from time to time:

(1)  the original or an electronic or imaged copy of any guarantee executed in connection with the Mortgage Note (if any);

(2)  the original or a copy or imaged copy of the Mortgage with evidence of recording thereon;

(3)  the originals or copies or images of copies of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

(4)  except with respect to any MERS Designated Mortgage Loan, any original duly executed Assignment of Mortgage for each Eligible Mortgage Loan or image copy thereof, in form and substance acceptable for recording, and all interim assignments with evidence of recording thereon, if any; if the Eligible Mortgage Loan was acquired by Seller in a merger, any Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor].” If the Eligible Mortgage Loan was acquired or originated by Seller while doing business under another name, any Assignment of Mortgage must be by “[Seller], formerly known as [previous name].” If the Eligible Mortgage Loan was acquired by Seller as receiver for another entity, any Assignment of Mortgage must be by “[Seller], receiver for [name of entity in receivership].” Any Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law to perfect or on direction of Agent as provided in this Agreement. If any Assignment of Mortgage is not to be recorded, such Assignment of Mortgage shall be delivered in blank;

(5)  if Seller did not originate the mortgage loan, the originals or image copies (for mortgage loans other than MERS Designated Mortgage Loans) of all intervening assignments of mortgage with evidence of recording thereon evidencing the chain of mortgage assignments from the originator of the mortgage loan to Seller, or in the case of a MERS Designated Mortgage Loan, to MERS, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, Seller shall deliver or cause to be delivered to Servicer, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of Seller stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to Servicer upon receipt thereof by Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in a case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment;

(6)  if available, the original or a copy or an image copy of the original mortgagee title insurance policy or attorney’s opinion of title and abstract of title, or if the policy has not yet been issued, (a) the irrevocable written commitment, interim binder or marked up binder for a title insurance policy issued by the title insurance company dated and certified as of the date the Eligible Mortgage Loan was funded, or (b) a copy of the applicable escrow instructions indicating the name of the title company with, in either case, a statement by the title insurance company or closing attorney on such binder or commitment or escrow instructions that the priority of the lien on the related Mortgage during the period between the date of the funding of the related Eligible Mortgage Loan and the date of the related title policy is insured;

(7)  the original or an image copy of any security agreement, chattel mortgage, securities account control agreement, guarantee, filings or equivalent document executed in connection with the Mortgage;

(8)  the certification number for any primary mortgage insurance policy (if any);

(9)  if the Eligible Mortgage Loans are sold to the Agencies, the originals or image copies of other documents, forms, releases, certifications and papers required by the applicable Agency Custodial Agreement; and

(10)  and any additional documents or image copies thereof, required to be added to the Mortgage Loan File pursuant to this Agreement or any other Transaction Document.

“Mortgage Note” means the note, Home Equity Line Agreement or other evidence of the indebtedness of a Borrower secured by a Mortgage.

“Mortgaged Property” means, with respect to a Mortgage Loan, the real property securing repayment of the debt evidenced by a Mortgage Note.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Primary Residence Mortgage Loan” means any mortgage loan for which the Mortgaged Property is not owner occupied on a full-time basis, and was purchased by the Borrower as an investment property or for second home purposes.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board and Chief Executive Officer, the President, or any Vice President of Seller or Servicer, as applicable, and delivered to Agent as required by this Agreement.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Obligations” means all of Seller’s obligations to pay the Repurchase Price on each Repurchase Date and other obligations and liabilities of Seller to the Principals and Agent arising under this Agreement and the other Transaction Documents, whether now existing or hereafter arising.

“Option Arm Loan” shall mean a mortgage loan that requires a loan repayment in accordance with the terms and conditions of the adjustable rate mortgage note which includes a repayment rate that may not occur on the same calendar date as the interest rate change date and which repayment terms may also include an interest-only period.

“Original Additional Collateral Requirement” means with respect to any Additional Collateral Mortgage Loan, an amount equal to the Additional Collateral required at the time of origination of such mortgage loan in order to achieve an Loan-to-Value Ratio equal to a maximum of 70%.

“Outstanding Principal Balance” means, with respect to any Eligible Mortgage Loan at any date, the then outstanding principal amount thereof as of such date excluding any accrued and outstanding Finance Charges related thereto.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Performance Guaranty” means the guaranty of certain obligations by Performance Guarantor in favor of Agent (for itself and each of the Principals), as more particularly set forth in the Servicing Agreement.

“Performance Guarantor” shall mean PHH Corporation.

“Person” shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

“PHH Corporation” means PHH Corporation, a Maryland corporation, together with its successors and permitted assigns.

“PHH Home Loans” means PHH Home Loans, LLC, a Delaware limited liability company and its Subsidiaries, whether now existing or hereafter acquired.

“Plan” shall mean an employee pension benefit plan described in Section 3(2) of ERISA, other than a Multiemployer Plan which is sponsored by Seller or one of its Subsidiaries.

“Portfolio Aging Limitations” means with respect to the age of the Eligible Mortgage Loans owned by Agent on any day, the following limitations shall apply: (i) the aggregate Repurchase Price of Eligible Mortgage Loans transferred to Agent more than three (3) months prior to such day may not exceed 50% of the Maximum Aggregate Purchase Price on such day; (ii) the aggregate Repurchase Price of Eligible Mortgage Loans acquired by Agent more than six (6) months prior to such day may not exceed 25% of the Maximum Aggregate Purchase Price on such day; and (iii) Seller must repurchase each Purchased Asset included in any Transaction (or series of Transactions) on or prior to the date that is 364 days from the date such Purchased Asset first became subject to a Transaction under this Agreement.

“Portfolio Criteria” means, on any day, after giving effect to Agent’s purchase and sale of mortgage loans on such day, the Eligible Mortgage Loans owned by Agent in the aggregate must satisfy the following criteria: (i) the aggregate Repurchase Price of mortgage loans secured by property in California may not on such date exceed 35% of the Maximum Aggregate Purchase Price; (ii) the aggregate Repurchase Price of all mortgage loans secured by properties located in New York may not on such date exceed 25% of the Maximum Aggregate Purchase Price, (iii) the aggregate Repurchase Price of all mortgage loans secured by properties located in New Jersey may not on such date exceed 20% of the Maximum Aggregate Purchase Price, (iv) the aggregate Repurchase Price of all mortgage loans secured by properties located in Florida may not on such date exceed 20% of the Maximum Aggregate Purchase Price, (v) the aggregate Repurchase Price of mortgage loans secured by property in any other single state may not on such date exceed 15% of the Maximum Aggregate Purchase Price; (vi) the aggregate Repurchase Price of Uninsured Loans acquired on such date may not exceed 15% of the Maximum Aggregate Purchase Price; (vii) the mortgage loans (excluding FHA Loans and VA Loans) owned by Agent must have a weighted average FICO Score of at least 675; (viii) the weighted average Loan-to-Value Ratio of the mortgage loans (excluding FHA Loans, VA Loans, HELOCs and Closed End Second Mortgage Loans) owned by Agent must not on such date exceed 85%; (ix) the aggregate Repurchase Price of HELOCs plus the aggregate Repurchase Price of Closed End Second Mortgage Loans may not on such date exceed 40% of the Maximum Aggregate Purchase Price; (x) the weighted average Combined Loan-to-Value Ratio of HELOCs and Closed End Second Mortgage Loans owned by Agent must not on such date exceed 85%; (xi) the aggregate Purchase Price of all Manufactured Home Mortgage Loans and acquired on such day may not exceed 1% of the Aggregate Purchase Price; and (xii) the aggregate Purchase Price of all Interest-Only Loans shall not on such day exceed 40% of the Maximum Aggregate Purchase Price.

“Previously Disclosed Matters” means any civil litigation as existing on the date hereof brought or filed by a private party, involving PHH Corporation or its Subsidiaries, as a defendant related to or arising from matters disclosed to Agent and each Bank Principal and described in PHH Corporation’s Form 8-K, dated September 7, 2005, Form 8-K, dated March 1, 2006, Form 8-K, dated March 17, 2006, Form 8-K, dated May 11, 2006, Form 8-K, dated June 12, 2006, Form 8-K, dated July 17, 2006, Form 8-K, dated August 16, 2006, Form 8-K, dated September 21, 2006, Form 8-K, dated September 26, 2006 and Form 8-K, dated September 28, 2006, solely to the extent that all settlements and final judgments for the payment of money arising from such litigation rendered against PHH Corporation or any of its Subsidiaries, which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal.

“Price Differential” means, with respect to each Transaction as of any date, the aggregate amount for all Conduit Principals and Bank Principals of the following:

(i) for each Transaction to the extent a Conduit Principal will be funding its portion of the Purchase Price for such Transaction through the issuance of Short-Term Notes,

(STNR x P x TP) + F
360

(ii) for each Transaction to the extent (x) a Conduit Principal will not be funding its portion of the Purchase Price for such Transaction through the issuance of Short-Term Notes, or (y) a Bank Principal will be funding such Transaction,

(AR x P x TP) + F
360

where:

AR	=	the applicable Assignee Rate for such Transaction

P	=	the related Principal’s Pro Rata Share of the related Purchase Price

STNR	=	the applicable Short-Term Note Rate for such Transaction

TP	=	the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the Repurchase Date

F	=	the Fees, if any, for such Transaction

“Principal” shall mean each Bank Principal and each Conduit Principal.

“Principal Prepayment” means any payment or other recovery of principal made on an Eligible Mortgage Loan that is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Program Fee” shall have the meaning assigned thereto in the Fee Letter.

“Pro Rata Share” means with respect to each Principal, a percentage obtained by dividing the related Principal’s Commitment by the Maximum Aggregate Purchase Price.

“Purchase Date” means the date on which Purchased Assets are to be transferred by Seller to Agent, which shall be a Business Day.

“Purchase Price” shall mean the price at which Purchased Assets are transferred by Seller to Agent in a Transaction, which shall be equal to the aggregate of the applicable Margin Values as of the related Purchase Date calculated for each mortgage loan subject to such Transaction.

“Purchase Price Percentage” means, with respect to each Eligible Mortgage Loan, the following percentage, as applicable:

(i)  99% with respect to Conforming Loans and Landscape Loans;

(ii)  98% with respect to Jumbo Loans;

(iii)  90% with respect to Non-Primary Residence Mortgage Loans, Interest-Only Loans and Uninsured Loans;

(iv)  85% with respect to HELOCs and Closed End Second Mortgage Loans; and

(v)  80% with respect to Manufactured Home Mortgage Loans;

provided that if more than one Purchase Price Percentage is applicable to an Eligible Mortgage Loan, the lowest of such percentages shall apply.

“Purchased Assets” means, with respect to a Transaction, the related Eligible Mortgage Loans, together with the Related Security, related Records, Servicing Rights, and other collateral, and all instruments, chattel paper, and general intangibles comprising or relating to all of the foregoing. The term “Purchased Assets” with respect to any Transaction at any time also shall include Additional Purchased Assets delivered pursuant to Section 5 hereof.

“Qualified Depository” means any depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated “A2” and “Aa” or better by Moody’s and S&P, respectively or such depository as shall be acceptable to Moody’s and S&P, as applicable.

“Qualified Insurer” means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FHLMC, FNMA or GNMA.

“Records” means all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Eligible Mortgage Loans and the related Borrowers.

“Related Security” means with respect to any Eligible Mortgage Loan, all of Seller’s right, title and interest in, to and under:

(i) all security agreements, mortgages, deeds of trust, Home Equity Line Agreements or other agreements that relate to such Eligible Mortgage Loan;

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Eligible Mortgage Loan, whether pursuant to the Eligible Mortgage Loan related to such Eligible Mortgage Loan or otherwise, together with all financing statements signed by a Borrower describing any collateral securing such Eligible Mortgage Loan;

(iii) the assignment to Agent of all UCC financing statements covering any collateral securing payment of such Eligible Mortgage Loan;

(iv) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Loan whether pursuant to the Eligible Mortgage Loan or otherwise;

(v) all Records related to such Eligible Mortgage Loan;

(vi) all rights and remedies of Seller under the Custodial Agreement, together with all financing statements filed by Seller against Seller in connection therewith; and

(vii) all proceeds of any of the foregoing.

“REO Disposition” means the final sale by Servicer of any REO Property.

“REO Disposition Proceeds” means all amounts received with respect to an REO Disposition (net of costs related thereto) pursuant to the Servicing Agreement.

“REO Property” means a Mortgaged Property acquired by Servicer on behalf of Agent through foreclosure or by deed in lieu of foreclosure, as described in the Servicing Agreement.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the date hereof been in effect on the date of occurrence of such reportable event.

“Repurchase Date” shall have the meaning assigned thereto in Section 3(a) and shall also include the date determined by application of Section 13.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Agent to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination.

“Required Principals” means (i) when Purchaser is the only Conduit Principal, Purchaser and (ii) otherwise, two or more Bank Principals which in the aggregate represent more than 50% of the Maximum Aggregate Purchase Price (or, if the Commitments have been terminated, have related Conduit Principals representing more than 50% of the aggregate outstanding Purchase Price of all Transactions).

“SAIF” means the Savings Association Insurance Fund, or any successor thereto.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies.

“Scheduled Repurchase Date” shall have the meaning assigned thereto in Section 3(a) hereof.

“Securities or Securitization Securities” means any note, bond or pass-through certificate that is, directly or indirectly secured by, or represents an interest in, any Eligible Mortgage Loan or pool of Eligible Mortgage Loans.

“Securitization or Securitized” means a transaction in which any Eligible Mortgage Loan or pool of Eligible Mortgage Loans designated by Servicer or Seller is financed through or sold to a Securitization Vehicle, which vehicle issues Securities in the capital markets.

“Securitization Vehicle” means FHLMC, FNMA, GNMA or any trust, partnership, corporation, limited liability corporation, limited liability partnership or other state law entity that is created for the principal purpose of owning or holding an Eligible Mortgage Loan or Eligible Mortgage Loans which are the subject of a Securitization.

“Securities Account” has the meaning ascribed to such term in the Additional Collateral Transfer Agreement.

“Servicer” means (i) PHH Mortgage Corporation, in such capacity, or (ii) any other servicer approved by Agent and the Required Principals in their sole discretion.

“Servicer Default” shall have the meaning assigned thereto in the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement, dated as of the date hereof, between Servicer, Seller, Performance Guarantor and Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Servicing Fee” means with respect to the services provided by Servicer pursuant to the Servicing Agreement, a monthly servicing fee of (i) 3/8 of 1% on the average monthly balance of Eligible Mortgage Loans (excluding HELOCs and Closed End Second Mortgage Loans), and (ii) 0.65% on the sum of (a) the average monthly balance of HELOCs plus (b) the average monthly balance of Closed End Second Mortgage Loans and, in each case, held by Agent during such month.

“Short-Term Note Rate” with respect to any Conduit Principal for any interest period for any Transaction means (a) to the extent such Conduit Principal funds such Transaction by issuing Short-Term Notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Principal from time to time as interest on or otherwise in respect of such Short-Term Notes issued by such Conduit Principal that are allocated, in whole or in part, by the applicable agent for such Conduit Principal (on behalf of such Conduit Principal) to fund the Transaction or maintenance of such Transaction during such interest period as determined by such agent (on behalf of such Conduit Principal) and reported to Agent, Sellers and Servicer, which rates shall include and give effect to the commissions of placement agents and dealers in respect of such Short-Term Notes, incremental carrying costs incurred with respect to such Short-Term Notes maturing on dates other than those on which corresponding funds are received by such Conduit Principal, and any other costs associated with the issuance of Short-Term Notes, in each case to the extent such commissions and other costs are allocated, in whole or in part, to such Short-Term Notes by such agent (on behalf of such Conduit Principal); provided, however, that if any component of such rate is a discount rate, in calculating the “Short-Term Note Rate” for such interest period such agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, Seller agrees that any amounts payable to the Principals in respect of interest for any interest period with respect to any Transaction funded by such Conduit Principal at the Short-Term Note Rate shall include an amount equal to the portion of the face amount of the outstanding Short-Term Notes issued to fund or maintain such Transaction that corresponds to the portion of the proceeds of such Short-Term Notes that was used to pay the interest component of maturing Short-Term Notes issued to fund or maintain such Transaction, to the extent that such Conduit Principal had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Short-Term Notes (for purposes of the foregoing, the “interest component” of Short-Term Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Principal from the issuance of Short-Term Notes, except that if such Short-Term Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Short-Term Notes through maturity), or (b) any other rate designated as the “Short-Term Note Rate” for such Conduit Principal in an agreement or instrument pursuant to which such Person became or becomes a party hereto as a Conduit Principal, or any other writing or agreement provided by such Conduit Principal to Servicer and Agent from time to time. The “Short-Term Note Rate” for any day while an Event of Default exists shall be the Default Rate.

“Short-Term Notes” means the short-term commercial paper, secured liquidity, or extended maturity notes issued or to be issued by a Conduit Principal to fund or maintain the Transactions.

“Subject Adjustments” means (a) accounting adjustments that could arise from matters which have been disclosed in PHH Corporation’s Form 8-K, dated September 7, 2005, Form 8-K, dated March 1, 2006, Form 8-K, dated March 17, 2006, Form 8-K, dated May 11, 2006, Form 8-K, dated June 12, 2006, Form 8-K, dated July 17, 2006, Form 8-K, dated August 16, 2006 Form 8-K, dated September 21, 2006, Form 8-K, dated September 26, 2006 and Form 8-K, dated September 28, 2006 and (b) accounting adjustments the substance of which has been communicated to Agent and each Bank Principal (in form and scope satisfactory to Agent) prior to October 30, 2006, solely to the extent that all such accounting adjustments are finally resolved and disclosed accurately in the 2005 Form 10-K of PHH Corporation dated on or before November 30, 2006.

“Sub-Prime Borrower” means a Borrower of nonprime credit quality or lower credit quality.

“Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

“Supplemental Transaction Notice” shall have the meaning assigned thereto in Section 3(c) hereof.

“Surety Bond” means any limited purpose surety bond identified by a policy number guaranteeing payment by the related insurer to the applicable Permitted Beneficiary of any shortfalls that occur with respect to any Additional Collateral Mortgage Loan that becomes a Defaulted Loan.

“Tangible Net Worth” means with respect to any Person, at any date of determination, Consolidated Net Worth of such Person minus the aggregate book value of all intangible assets of such Person and its Consolidated Subsidiaries as of such date in accordance with GAAP.

“Termination Date” means the earliest of (i) October 29, 2007 or such later day as mutually agreed to in writing by Seller, Agent and the Bank Principals in accordance with Section 21 hereof, (ii) the day the purchase commitment termination date under any Asset Purchase Agreement occurs (unless other APA Purchaser(s) or a replacement APA Purchaser accepts such terminating APA Purchaser’s commitment thereunder), (iii) the date determined pursuant to Section 13 and (iv) the date that the Commitments are permanently reduced to zero or terminated by Seller in accordance with Section 21 hereof.

“Terminated Loan” means each Eligible Mortgage Loan which is either (i) sold or Securitized or (ii) prepaid in full.

“Transaction” has the meaning assigned thereto in Section 1 hereof.

“Transaction Documents” means this Agreement, the Custodial Agreement, the Servicing Agreement, the Fee Letter, each Transaction Notice, each Daily Servicer Report, each Supplemental Transaction Notice, the Performance Guaranty and any other agreement entered into by Seller and/or Servicer or Performance Guarantor, on the one hand, and Agent or any Principal or any of their respective Affiliates (or Custodian on their behalf) on the other, in connection herewith or therewith.

“Transaction Notice” means a written request of Seller to enter into a Transaction, in form and substance satisfactory to Agent and each Bank Principal and substantially in the form attached and made a part of the Daily Servicer Report which is delivered to Agent and Custodian.

“Transfer Availability Fee” shall have the meaning assigned thereto in the Fee Letter.

“Transferee” has the meaning assigned thereto in Section 30 hereof.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Uninsured Loan” means a mortgage loan that substantially conforms to the Guidelines, except (i) the principal balance of such Eligible Mortgage Loan may exceed the principal balance of a mortgage loan that conforms to the Guidelines, (ii) maintenance of a PMI Policy will not be required and (iii) the mortgage loan is not an FHA Loan, VA Loan, Landscape Loan, HELOC or Closed End Second Mortgage Loan.

“Unmatured Event of Default” means any event, that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Guaranty Proceeds” means the proceeds of any payment of a VA Loan Guaranty Certificate.

“VA Loan” means an Eligible Mortgage Loan which is the subject of a VA Loan Guaranty Certificate as evidenced by a VA Loan Guaranty Certificate, or an Eligible Mortgage Loan which is a vendee loan sold by the VA.

“VA Loan Guaranty Certificate” means the obligation of the United States to pay a specific percentage of an Eligible Mortgage Loan (subject to a maximum amount) upon default of the Borrower pursuant to the Servicemen’s Readjustment Act, as amended.

“VA Regulations” means regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.

“Wet Funded Loan” means a mortgage loan that is originated by Seller and purchased by Agent, prior to the delivery of the Mortgage Note to the Custodian.

“Wet Funded Loan Limitation” means at any time of determination, the aggregate Purchase Price of all Wet Funded Loans, other than Landscape Loans, as a percentage of Aggregate Purchase Price may not exceed 45%.

(b)  Capitalized terms. Capitalized terms used but not defined in this Agreement shall have the meanings assigned thereto in the Servicing Agreement or the Custodial Agreement, as applicable.

(c)  Interpretation.

Headings are for convenience only and do not affect interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex, Exhibit or Schedule is, unless otherwise specified, a reference to a Section of, or Annex, Exhibit or Schedule to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Transaction Document. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default or a Servicer Default exists until it has been waived in writing by the appropriate Person or Persons or has been timely cured. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Seller. Except where otherwise provided in this Agreement, any determination, statement or certificate by Agent or Principal or an authorized officer of Agent or Principal or any of their Affiliates provided for in this Agreement that is made in good faith and in the manner provided for in this Agreement shall be conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where Seller or Servicer is required to provide any document to any other Person under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless such other Person requests otherwise. At the request of Agent or any Bank Principal, the document shall be provided in computer disk form or both printed and computer disk form. This Agreement is the result of negotiations among Agent, Principals, Servicer and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Agent and any Principal may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, and may form opinions and make determinations at its sole and absolute discretion. Any requirement of good faith, discretion or judgment by Agent or any Principal shall not be construed to require Agent or any Principal to request or await receipt of information or documentation not immediately available from or with respect to Seller, Servicer, or any other Person or the Purchased Assets themselves.

3.  ENTERING INTO TRANSACTIONS, TRANSACTION NOTICES; CONFIRMATIONS

(a)  When Seller wishes to enter into a proposed Transaction it shall deliver a Transaction Notice of such proposed Transaction together with the Daily Servicer Report to Agent prior to 4:00 p.m. New York City time one Business Day prior to the proposed Purchase Date. Such Daily Servicer Report shall include a Daily Loan Inventory for the Purchased Assets and such other information required to be set forth therein or attached thereto. On the terms and subject to the conditions set forth herein, on such Purchase Date, Seller shall sell and transfer to Agent, against the payment of the Purchase Price therefor, and Agent shall purchase from Seller, all of Seller’s right, title and interest in the Purchased Assets with respect to such Transaction. On any Business Day (the “Demand Date”), Seller may, on demand, repurchase any and all of the Purchased Assets subject to such Transaction; provided, however, that, subject to Section 3(c) below, Seller shall repurchase all such Purchased Assets from Agent on the 10th day (or if such day is not a Business Day, the next Business Day) of each month following the related Purchase Date (such day so determined for each month, the “Scheduled Repurchase Date”, and/or, if applicable, the Demand Date or such other date set forth in a “Supplemental Transaction Notice” pursuant to Section 3(c) below are referred to herein as the “Repurchase Date” for such Transaction). In the case of a Transaction (or portion thereof) that Seller terminates upon demand, such demand shall be made by Seller, no later than 4:00 p.m. New York City time one Business Day prior to the Business Day on which such termination will be effective. On each applicable Repurchase Date, the termination of such Transaction (or portion thereof) will be effected by transfer to Seller (or its agent) of the Purchased Assets against the payment of the Repurchase Price therefor to Agent; provided, however, that if such Repurchase Date is not a Scheduled Repurchase Date, the portion of such Repurchase Price equal to the Price Differential may be paid by Seller on the Scheduled Repurchase Date.

(b)  Subject to the conditions in Section 8(b), each Transaction (or portion thereof) that has not been terminated by a repurchase by Seller on a Demand Date, shall become subject to a new Transaction unless Agent is notified by Seller no later than 4:00 p.m. New York City time one Business Day prior to the then Scheduled Repurchase Date. Notwithstanding any other provision of this Agreement to the contrary, under no circumstances may any Purchased Asset be included in any Transaction (or series of Transactions) if the current Repurchase Date for such Transaction occurs on a date that is greater than 364 days from the date such Purchased Asset first became subject to a Transaction under this Agreement.

(c)  In the event that Seller and Agent desire to enter into a Transaction on terms other than as set forth in this Agreement, Seller and Agent shall execute a “Supplemental Transaction Notice” specifying such terms prior to entering into such Transaction. Any such Supplemental Transaction Notice and the related Transaction Notice in the applicable Daily Servicer Report, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Agent and Seller with respect to the Transaction to which the Supplemental Transaction Notice relates. In the event of any conflict between this Agreement and a Supplemental Transaction Notice, the terms of the Supplemental Transaction Notice shall control with respect to the related Transaction.

(d)  Unless otherwise consented to in writing by Agent and the Required Principals, the number of Transactions with Seller in any calendar day shall not exceed one.

4.  PAYMENT AND TRANSFER

Unless otherwise agreed, all transfers of funds by any Principal to Seller hereunder shall be in immediately available funds and shall be remitted to the Funding Account (which shall be specified in each related Daily Servicer Report) and all Purchased Assets transferred shall be transferred to the Custodian pursuant to the Custodial Agreement. All amounts remitted to the Funding Account by or on behalf of any Principal shall be distributed from the Funding Account in accordance with the provisions of Section 6 hereof. Any Repurchase Price or Price Differential received by Agent after 2:00 p.m. (New York City time) shall be applied on the next succeeding Business Day and Seller and Servicer, as applicable, shall be obligated to pay to Agent (in addition to, and together with, the amount of such Price Differential and any Breakage Costs) interest on the unpaid Repurchase Price at a rate per annum equal to the Default Rate until the Price Differential is received in full by Agent. All per annum fees payable under this Agreement and the other Transaction Documents shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by Seller or Servicer under any Transaction Document shall be paid or deposited in accordance with the terms thereof in immediately available funds no later than 2:00 p.m. (New York City time) on the day when due; if such amounts are payable to Agent or any Principal or Principals they shall be paid to Agent or deposited into the Funding Account and the Agent shall remit such amounts as applicable. Seller shall, to the extent permitted by Law, pay to Agent for the account of each Principal upon demand of Agent, interest on all amounts not paid or deposited when due to Agent for the account of each Principal hereunder at a rate equal to the Default Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed other than computations of interest calculated by reference to the Base Rate which shall be calculated on the basis of a 365- or 366- day year, as applicable.

5.  MARGIN MAINTENANCE

If at any time the Aggregate Purchase Price of all Purchased Assets of Seller subject to all Transactions shall exceed the Aggregate Margin Value therefor (any such deficiency, a “Margin Deficit”) then Seller shall either transfer cash to the Funding Account, or at Agent’s option (and provided Seller has additional Eligible Mortgage Loans), transfer additional Eligible Mortgage Loans to the Custodian, together with the Related Security, Records, Servicing Rights and other collateral and all instruments, chattel paper, and general intangibles comprising or related to all of the foregoing (“Additional Purchased Assets”), so that after giving effect to the transfer of cash or the inclusion of any such Additional Purchased Assets, no Margin Deficit shall exist (such requirement, a “Margin Call”); provided that if, as a result of Agent’s determination of the aggregate Collateral Value, the Aggregate Purchase Price of all Purchased Assets of Seller subject to all Transactions exceeds the Aggregate Margin Value by the Minimum Transfer Amount (such event, a “Minimum Transfer Condition”) (i) Seller shall be required to transfer cash to the Margin Call Account to cure such Margin Deficit and (ii) Seller’s obligation to make the Margin Call shall be subject to its receipt of notice from Agent (it being understood that if such notice is delivered to Seller by Agent on or prior to 11:00 a.m. on any Business Day on which a Minimum Transfer Condition exists, Seller shall pay to the Margin Call Account the Minimum Transfer Amount prior to 5:00 p.m. on such Business Day and if such notice is delivered after 11:00 a.m., such notice shall be deemed received on the next succeeding Business Day and Seller shall pay to the Margin Call Account the Minimum Transfer Amount prior to 5:00 p.m. on such Business Day).

All amounts paid by Seller to the Margin Call Account in respect of any Margin Deficit shall be held for the benefit of Agent and the Principals.

On any day on which an Event of Default shall not have occurred and be continuing, and if no Margin Deficit exists, if the amount on deposit in the Margin Call Account exceeds the Aggregate Purchase Price of all Purchased Assets of Seller subject to all Transactions less the Aggregate Margin Value then, at the request of Seller, such excess shall be withdrawn from the Margin Call Account by the authorization of Agent and remitted to Seller.

If an Event of Default shall have occurred and be continuing, all amounts on deposit in the Margin Call Account, if any, shall be withdrawn by Agent and applied by it in reduction of the Aggregate Purchase Price and Aggregate Unpaids.

6.  INCOME PAYMENTS AND COLLECTIONS

The Seller shall cause all Collections and other proceeds of the Collateral received by the Seller to be remitted to the Collection Account within two (2) Business Days after the Seller’s receipt thereof.

The Seller shall, on a daily basis, remit all Collections (other than Income) then on deposit in the Collection Account to the Funding Account.

The Seller shall, on each Monthly Interest Payment Date, remit all Income with respect to the related Due Period then on deposit in the Collection Account to the Funding Account.

All amounts on deposit in the Funding Account, remitted by or on behalf of the Seller shall be applied in accordance with the provisions of Annex IV hereto, prior to giving effect to any amounts in respect of the aggregate Purchase Price for Transactions occurring on such day.

7.  BACK-UP SECURITY INTEREST

Seller, Agent and each Principal intend that the Transactions hereunder be sales to Agent of the Purchased Assets and not loans from Agent to Seller secured by such Purchased Assets. However, in order to preserve Agent’s and each Principal’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its respective Obligations, Seller hereby grants to Agent a fully perfected first priority security interest in the following property, whether now existing or hereafter acquired: the Purchased Assets, the Related Security, the related Records, all mortgage guaranties and insurance relating to such Purchased Assets (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to such Purchased Assets and all claims and payments thereunder, any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing, all “accounts” as defined in the Uniform Commercial Code relating to or constituting any or all of the foregoing, all other insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, any security account and all rights to Income and the rights to enforce such payments arising from any of the Purchased Assets, the Servicing Rights, all guarantees or other support for the Purchased Assets, all returned or repossessed manufactured housing units relating to the Mortgage Loans, any assignment of a security interest in the related manufactured housing unit, and any and all replacements, substitutions, distributions on, or proceeds with respect to, any of the foregoing (collectively the “Collateral”). Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Agent’s security interest created hereby. Furthermore, Seller hereby authorizes Agent to file financing statements relating to the Purchased Assets without any further authorization of Seller at its option, as it deems appropriate. Servicer shall pay all costs for any financing statement or statements prepared pursuant to this Section 7.

8.  CONDITIONS PRECEDENT

(a)  As conditions precedent to the initial Transaction, (i) Agent shall have received on or before the day of such initial Transaction each of the following, in form and substance satisfactory to Agent in its sole and absolute discretion and (ii) the following shall be true the day of such initial Transaction:

(1)  Transaction Documents. Agent shall have received this Agreement and each of the other Transaction Documents, each executed and delivered by a duly authorized officer of each of the parties thereto.

(2)  Organizational Documents. Agent shall have received, with copies for each of the Principals, a certificate of the Secretary or Assistant Secretary of Seller, Servicer and Performance Guarantor, each dated the Effective Date, and certifying (A) that attached thereto is a true and complete copy of the organizational documents and applicable operating agreement of such Person as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of such Person authorizing the transactions contemplated hereunder and under the other Transaction Documents and the execution, delivery and performance in accordance with their respective terms of this Agreement, any other Transaction Document to which such Person is a party and any other documents required or contemplated under any Transaction Document to which such Person is a party; and (C) as to the incumbency and specimen signature of each officer of such Person executing this Agreement, any other Transaction Document to which such Person is a party or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such Person as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (2)).

(3)  Financial Statements. Agent and the Principals shall have received and be satisfied with the preliminary, unaudited consolidated financial statements of Seller and the pro forma balance sheet of Seller and its Consolidated Subsidiaries for September 30, 2006.

(4)  Opinions of Counsel. Agent shall have received the favorable written opinions, dated as of the Effective Date and addressed to Agent, the Principals and each Rating Agency, of internal counsel of Seller and of Thacher, Proffitt & Wood, LLP, in each case in form, scope, and substance satisfactory to Agent and each of the Principals.

(5)  No Material Adverse Change. Agent shall be satisfied that no material adverse change (other than Previously Disclosed Matters and Subject Adjustments) shall have occurred with respect to the business, assets, operations or condition, financial or otherwise, of Seller, Servicer, Performance Guarantor and their respective Consolidated Subsidiaries, taken as a whole, since September 30, 2005.

(6)  Payment of Fees. Agent shall be satisfied that all amounts payable to Agent and the Principals pursuant hereto or with regard to the transactions contemplated hereby have been or are simultaneously being paid.

(7)  Litigation. No litigation shall be pending or, to the knowledge of Seller, threatened which could reasonably be expected to have a material adverse effect (other than Previously Disclosed Matters) on Seller or any of its properties, or which could reasonably be expected to materially adversely affect the ability of Seller to fulfill its obligations hereunder or under any other Transaction Document or to otherwise materially impair the interests of Agent or any of the Principals.

(8)  Officer’s Certificate. Agent shall have received a certificate of the chief executive officer or chief financial officer or chief accounting officer of Seller certifying, as of the Effective Date, compliance with the conditions set forth in Sections 8(b)(2), 8(b)(3) 8(b)(4) below.

(9)  Historical Data. Agent and the Principals shall have received such historical financial information of Seller, and pro-forma financial statements and other financial information, as Agent or any Principal may reasonably request.

(10)  UCC Search Reports. Agent shall have received written search reports provided to Agent by a search service acceptable to Agent, listing all effective financing statements that name Seller as debtor or assignor and that are filed in any applicable UCC jurisdiction and in such other jurisdictions that Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any Purchased Assets or interests therein or proceeds of any thereof other than those in favor of Agent), and tax and judgment lien search reports from a Person satisfactory to Agent showing no evidence of such lien filed against Seller.

(11)  UCC Financing Statements. Agent shall have received (i) acknowledgment copies of proper financing statements (Form UCC-1 or Form UCC-3), filed on or prior to the Effective Date or shortly thereafter, naming Seller, as debtor and Agent as the secured party as may be necessary or, in the opinion of Agent, desirable under the UCC to perfect Agent’s security interest in the Purchased Assets and (ii) evidence of properly filed Uniform Commercial Code Form UCC-3 financing statements necessary to release all liens and other adverse claims of any Person (other than Agent) in the Purchased Assets granted by any Person.

(12)  Establishment of Accounts. Agent shall have received evidence satisfactory to it that Seller has caused the Collection Account, the Funding Account, the Escrow Account and the Margin Call Account to be established.

(b)  The obligation of Agent to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1)  Agent or its designee shall have received on or before the day of a Transaction with respect to such Purchased Assets (x) evidence satisfactory to Agent that each Principal’s Pro Rata Share of the related Purchase Price for such Transaction has been remitted to the Funding Account and (y) a Daily Servicer Report, which includes a Transaction Notice and Daily Loan Inventory.

(2)  The representations and warranties set forth in this Agreement and in the other Transaction Documents shall be true and correct on and as of such date with the same effect as if made on and as of such date.

(3)  (i) Seller, Servicer and Performance Guarantor shall be in compliance with each of the terms and provisions set forth in the Transaction Documents to be observed or performed and no Unmatured Event of Default, Event of Default or Servicer Default shall have occurred and be continuing on such date or after giving effect to the Transaction to be made on such date and (ii) no unmatured event of default shall have occurred under the Five Year Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among PHH Corporation, as Borrower, the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, and Bank of America, N.A., The Bank of Nova Scotia and Calyon New York Branch, as Documentation Agents, and JPMorgan Chase Bank, N.A., as administrative agent, as such agreement exists on the date hereof and as the same may be further amended, modified, waived or supplemented, solely to the extent that the Agent and the Required Principals have given their prior written consent to such amendment, modification, wavier or supplement; provided that the condition in clause (ii) above alone shall not prevent Transactions which, after giving effect thereto, do not, during the continuation of an unmatured event of default, increase the Aggregate Purchase Price beyond the Aggregate Purchase Price as of the close of Seller’s business, on the Business Day immediately prior to the date such unmatured event of default occurred.

(4)  As evidenced by a certificate of Seller in form and substance satisfactory to Agent, the then aggregate outstanding Purchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.

(5)  The aggregate Purchase Price for the requested Transaction shall not be less than $1,000,000 and only in multiples of $100,000 in excess thereof, unless otherwise agreed between Seller and Agent.

(6)  The Termination Date shall not have occurred.

(7)  Agent shall have completed to its satisfaction any due diligence with respect to Seller and the Eligible Mortgage Loans which are the subject of such Transaction and the Principals and Agent shall have received such approvals, opinions or other documents as any such Person shall have reasonably requested prior to any such Transaction.

(8)  The following representation and warranty of Seller, Servicer and Performance Guarantor shall be true and correct: (A) no event, circumstance or condition (other than Subject Adjustments) that has resulted, or could reasonably be expected to result in, a material adverse change with respect to the business, assets, operations or condition, financial or otherwise, of such Person and (B) no material adverse effect shall have occurred with respect to such Person (for the avoidance of doubt, Previously Disclosed Matters shall be deemed not to constitute a material adverse effect).

(9)  Solely for the period commencing on December 15, 2006, the Agent shall have received an opinion of counsel satisfactory to it covering certain Investment Company Act matters, in form and substance satisfactory to it.

9.  RELEASE OF PURCHASED ASSETS

Upon timely payment in full of the Repurchase Price and all other Obligations owing with respect to a Purchased Asset, if no Unmatured Event of Default which is capable of cure or Event of Default has occurred and is continuing, Agent (or Custodian on its behalf) shall release such Purchased Asset to Seller (or its designee) unless such release would give rise to or perpetuate a Margin Deficit.

10.  REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants for the benefit of Agent and each Principal, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant, that:

(a)  Due Organization and Authority. It is duly organized, validly existing and in good standing under the laws of New Jersey and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it and where the failure to be licensed, qualified or in good standing could reasonably be expected to have a material adverse effect, and in any event it is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of any Eligible Mortgage Loan sold hereunder and the servicing of any such Eligible Mortgage Loan in accordance with the terms of this Agreement, each Transaction Document and any Transaction Notice.

(b)  Power and Authority. It has the full power and authority to execute and deliver this Agreement, each other Transaction Document and any Transaction Notice and to perform its obligations thereunder in accordance with the terms thereof and to consummate the Transactions and to conduct its business as currently conducted.

(c)  Due Authorization. The execution, delivery and performance of this Agreement, each other Transaction Document and any Transaction Notice by it and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by it and all requisite corporate action has been taken by it to make this Agreement, each other Transaction Document and any Transaction Notice valid and binding upon Seller in accordance with its terms.

(d)  Noncontravention. Neither the execution and delivery of this Agreement, any other Transaction Document or any Transaction Notice, the acquisition of Eligible Mortgage Loans by it, the sale of Eligible Mortgage Loans to Agent or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, any other Transaction Document or any Transaction Notice, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller’s charter or by-laws or any material agreement or instrument to which Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which Seller or its property is subject, or impair the ability of Agent to realize on the Eligible Mortgage Loans in any material respect, or impair the value of the Eligible Mortgage Loans in any material respect, or impair in any material respect the ability of Agent to realize the full mortgage insurance benefits (i) of the FHA Mortgage Insurance Contract with respect to FHA Loans; (ii) of the VA Loan Guaranty Certificate with respect to VA Loans; or (iii) other insurance benefits accruing pursuant to this Agreement and the other Transaction Documents, including but not limited to any PMI Policy.

(e)  Legal Proceeding. Other than Previously Disclosed Matters, there is no action, suit, proceeding or investigation pending or to its knowledge threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or result in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or which would draw into question the validity of this Agreement, any other Transaction Document or any Transaction Notice or the Eligible Mortgage Loans or the validity of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement, any other Transaction Document or any Transaction Notice.

(f)  Valid and Binding Obligations. This Agreement, each other Transaction Document and any Transaction Notice evidences the valid, binding and enforceable obligation of Seller, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(g)  Financial Statements. Seller has delivered to Agent consolidated financial statements of PHH Corporation as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement; provided that with respect to such items for the fiscal year ending December 31, 2005, the fiscal quarter ending March 31, 2006, the fiscal quarter ending June 30, 2006 and the fiscal quarter ending September 30, 2006, Seller shall have delivered to the Agent and each Principal such items on or before (x) November 30, 2006, in the case of the financial statements for the fiscal year ending December 31, 2005 and (y) December 29, 2006, in the case of the financial statements for the fiscal quarters ending March 31, 2006, June 30, 2006 and September 30, 2006; provided, further, that the failure to furnish such financial statements in accordance with this clause (g) shall constitute an immediate Event of Default. Other than Subject Adjustments, all such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of PHH Corporation and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. Other than Subject Adjustments, there has been no change in the business, operations, financial condition, properties or assets of Seller since the date of PHH Corporation’s most recently provided financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

(h)  Accuracy of Information. Other than the Subject Adjustments, neither this Agreement, any other Transaction Document, any Transaction Notice nor any statement, report or other document prepared by Seller or to be prepared by Seller pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact relating to Seller or the Eligible Mortgage Loans or omits to state a fact necessary to make the statements herein or therein not materially misleading.

(i)  No Consents. No consent, approval, authorization or order of any court or governmental agency or body including, without limitation, HUD, FHA or VA, is required for the execution, delivery and performance by it of or compliance by it with this Agreement, any other Transaction Document or any Transaction Notice or the sale of the Eligible Mortgage Loans, or if required, such consent, approval or authorization has been obtained.

(j)  Compliance With Law, Etc. Seller and each of its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, the Real Estate Settlement Procedures Act, as amended, the Federal Consumer Credit Protection Act, as amended, Regulation Z of the Board of Governors of the Federal Reserve System, as amended, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws, rules and regulations applicable to the mortgage loans), except where failure to so comply could not reasonably be expected to have a material adverse effect (for the avoidance of doubt, Previously Disclosed Matters and Subject Adjustments shall be deemed not to constitute a material adverse effect) and (ii) neither Seller nor any of its Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business (including, without limitation, as may be necessary in any applicable jurisdiction in connection with the ownership of the mortgage loans), which violation or failure to obtain could reasonably be expected to have a material adverse effect (for the avoidance of doubt, Previously Disclosed Matters and Subject Adjustments shall be deemed not to constitute a material adverse effect).

(k)  Solvency; Fraudulent Conveyance. Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Agent constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.

(l)  Investment Company Compliance. Seller and none of its Subsidiaries is not, and no such Person will during the term of this Agreement be an “investment company”, within the meaning of the Investment Company Act.

(m)  Taxes. Seller and each of its Subsidiaries have filed or caused to be filed all federal, provincial, state and local tax returns which are required to be filed, and have paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Transaction Documents have been paid.

(n)  Additional Representations. With respect to each mortgage loan, Seller hereby makes all of the applicable representations and warranties set forth in this Agreement as of the Purchase Date and the date the Mortgage Note is delivered to the Custodian. Further, as of each Purchase Date, Seller shall be deemed to have represented and warranted in like manner that Seller has no knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a Transaction Notice, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of Seller.

(o)  No Broker. Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of any Eligible Mortgage Loans to Agent.

(p)  No Event of Default; No Servicer Default. There exists no Event of Default under this Agreement or any other Transaction Document, which default gives rise to a right to accelerate indebtedness as referenced in this Agreement, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities and there exists no Servicer Default.

(q)  Guidelines. The Guidelines provided to Agent and Principals are the true and correct Guidelines.

(r)  Chief Executive Office; Jurisdiction of Organization. Seller’s organizational information as set forth on Schedule I hereto is true and correct.

(s)  Location of Books and Records. The location where Seller keep its books and records, including all computer tapes and records relating to the Purchased Assets is as set forth on Schedule I.

(t)  ERISA. Seller and each of its Subsidiaries is in compliance with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it and the applicable laws, rules and regulations of any jurisdiction applicable to Plans. Neither Seller nor any of its Subsidiaries has, with respect to any Plan, engaged in a prohibited transaction which would subject it to a tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No liability to the PBGC exists, or to the best knowledge of Seller is reasonably expected to be, incurred with respect to the Plans and there has been no Reportable Event and no other event or condition that presents a risk of termination of a Plan by the PBGC. Neither Seller nor any of its Subsidiaries has engaged in a transaction which could reasonably be expected to result in the incurrence of liability under Section 4069 of ERISA. As of the Effective Date, neither Seller nor any of its Subsidiaries contributes to a Multiemployer Plan, and no such Person has incurred any liability that could reasonably be expected to result in a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan.

(u)  No Material Adverse Change. Other than Previously Disclosed Matters and Subject Adjustments, since September 30, 2005 there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Seller together with any of its Consolidated Subsidiaries taken as a whole; provided that the foregoing representation is made solely as of the Effective Date.

(v)  Copyrights, Patents and Other Rights. Seller and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, patents and other intellectual property material to its business, and the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

(w)  Federal Reserve Regulations. Neither Seller nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock. No part of the proceeds of any Purchase Price hereunder will be used by Seller, whether immediately, incidentally or ultimately, for any purpose violative of or inconsistent with any of the provisions of Regulation T, U or X of the Board.

(x)  Disclosure. As of the Effective Date, other than Previously Disclosed Matters and Subject Adjustments, there is no fact known to Seller which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on it or any of its Subsidiaries.

(y)  Environmental Liabilities. Except with respect to any matters, that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect, neither Seller nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(z)  Adverse Selection. Each mortgage loan sold pursuant to a Transaction Notice was selected from mortgage loans originated by Seller or purchased by Seller from third parties and are Eligible Mortgage Loans which satisfy the Eligibility Representations and any selection process employed by it was not made in a manner so as to materially adversely affect the interests of Agent or any Principal.

(aa)  Agreements. Neither Seller nor any of its Subsidiaries is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except, to the extent disclosure is required by GAAP, as disclosed in the financial statements described in this Agreement. Neither Seller nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of such Person as a whole. No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted monetary or material default thereunder.

(bb)  Fair Consideration. The consideration received by Seller in connection with each Transaction under this Agreement constitutes fair consideration and reasonably equivalent value for the Eligible Mortgage Loans.

(cc)  Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects. Seller is solvent and the sale of the Eligible Mortgage Loans is not undertaken to hinder, delay or defraud any of Seller’s creditors.

(dd)  Financing Treatment. Seller has determined that the transfer of the Eligible Mortgage Loans pursuant to this Agreement will be afforded financing treatment for accounting and tax purposes.

(ee)  The Surety Bond. The Surety Bond is in full force and effect and is a legal, valid and binding obligation of the Surety, enforceable in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(ff)  Premium Payments. Seller agrees to make each premium required under the Surety Bond on or prior to the date on which such premium payment is due. No premium payments are past due on the Surety Bond.

(gg)  Permitted Beneficiaries. Each Additional Collateral Mortgage Loan is an “Additional Collateral Mortgage Loan,” as such term is defined in the related Surety Bond, and each of Seller, Agent and each Principal is a “Permitted Beneficiary” of the rights of the related Approved Provider.

(hh)  The Additional Collateral Transfer Agreement. The Additional Collateral Transfer Agreement is a legal, valid and binding obligation of the related Approved Provider, enforceable in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(ii)  Security Interest of Seller. Pursuant to the Additional Collateral Transfer Agreement, with respect to each Additional Collateral Mortgage Loan, Seller has a first-priority perfected security interest in each Securities Account, or, if necessary to perfect a first-priority security interest in each asset contained in such Securities Account, a perfected first-priority security interest in each such asset contained in each Securities Account.

(jj)  Security Interest of Agent. Upon the purchase of each Additional Collateral Mortgage Loan, Agent will acquire a first-priority perfect security interest in the related Securities Account.

(kk)  Representations and Warranties Regarding Individual Mortgage Loans; Eligibility Representations. As to each Eligible Mortgage Loan, Seller shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to make each of the representations and warranties set forth on Annex II hereto.

The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Agent and shall continue for so long as the Purchased Assets are subject to this Agreement. It is understood and agreed that the representations and warranties set forth in this Agreement (including Annex II) shall survive the sale of the Eligible Mortgage Loans to Agent and the delivery of the Loan Documents to Servicer and delivery of the Mortgage Notes to the Custodian and shall inure to the benefit of Agent and each Principal notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage Note.

11.  COVENANTS OF SELLER

Seller hereby covenants with Agent and each Principal as follows:

(a)  Defense of Title. Seller warrants and will defend the right, title and interest of Agent and each Principal in and to all Purchased Assets against all adverse claims and demands.

(b)  No Amendment or Compromise. Without Agent’s prior written consent and the prior written consent of the Required Principals, neither Seller nor any Person acting on Seller’s behalf shall amend, supplement or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Assets, any related rights or any of the Transaction Documents; provided that any such party may amend, supplement or modify a mortgage loan if such amendment, supplement or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, finishings, fixtures, or equipment securing the mortgage loan and any such party may amend, supplement or modify a mortgage loan in the ordinary course of business to correct errors; provided, further, that, any such amendments shall be done in accordance with all applicable law and shall not result in a material adverse effect.

(c)  No Assignment. Except as permitted herein and in the other Transaction Documents, neither Seller nor any Person acting on its behalf shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Transaction Documents), any of the Purchased Assets or any interest therein.

(d)  Preservation of Purchased Assets: Value. Seller shall (and shall cause Servicer to) do all things necessary to preserve the Purchased Assets so that each Purchased Asset remains subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Official Body applicable to Seller relating to the Purchased Assets and cause the Purchased Assets to comply with all applicable rules, regulations and other laws of any such Official Body. Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or any Transaction Documents.

(e)  Financial Statements; Accountants’ Reports; Other Information. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect Agent’s interest in the Purchased Assets.

(f)  Notice of Material Events. Seller shall promptly, upon the earlier of its knowledge or notice thereof, inform Agent and each Principal in writing of any of the following:

i.  any Unmatured Event of Default or Event of Default under any Transaction Document or any Servicer Default;

ii.  any material change in the insurance coverage required of Seller or any other Person pursuant to any Transaction Document, with copy of evidence of same attached;

iii.  any material dispute, litigation, investigation (which shall not include request for information), proceeding or suspension between Seller, on the one hand, and any Official Body or any other Person as to which there is a reasonable likelihood of an adverse determination that would result in a material adverse effect;

iv.  any material change in accounting policies or financial reporting practices of Seller, other than Subject Adjustments; and

v.  the occurrence of any material employment dispute that is reasonably likely to result in a material adverse effect and a description of the strategy for resolving it.

(g)  Licenses. Seller shall maintain its qualifications to do business and all licenses necessary to perform its obligations hereunder.

(h)  No Withholdings for Taxes. Any payments made by Seller to Agent or any Principal shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Agent or any Principal then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with Law, (B) pay to Agent or any Principal the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential is paid, pay to Agent or any Principal all additional amounts as specified by Agent or any Principal to preserve the after-tax yield Agent or any Principal would have received if such tax had not been imposed. This provision does not apply to income taxes payable by Agent or any Principal on its taxable income.

(i)  Nature of Business. Seller shall not make any material change in the nature of its business as conducted on the date hereof. Seller shall manage its business substantially in accordance with current industry practices.

(j)  Fees. Seller agrees to pay to Agent for its own account and for the account of the Principals on or prior to the Effective Date and on any other date as provided therein, all of the Fees set forth in the Fee Letter, in accordance with the terms thereof.

(k)  Other Fees and Expenses. Seller shall pay all reasonable out-of-pocket expenses incurred by Agent and any Principal to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including any necessary due diligence expenses and reasonable attorney’s fees. Seller shall pay any reasonable legal fees for any subsequent amendments or waivers to this Agreement, the Transaction Documents or related documents. Seller shall pay ongoing custodial and bank fees and expenses and any other ongoing fees and expenses under any Transaction Document.

(l)  No Adverse Claims. There are no adverse claims with respect to the Purchased Assets.

(m)  Further Assurances; Change in Name or Jurisdiction of Origination, etc. Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that Agent or any Principal may reasonably request, to perfect, protect or more fully evidence the purchases made under this Agreement and/or security interest granted pursuant to this Agreement, or to enable Agent or the Principals to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, Seller hereby authorizes, and will, upon the request of Agent, at its own expense, execute (if necessary) and file such financing or continuation statements (including fixture filings), or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that Agent or any Principal may reasonably request, to perfect, protect or evidence such purchases. Seller authorizes Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to any of the Purchased Assets without the signature of such Person. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Seller shall at all times be organized under the laws of the State of its organization at the date hereof and shall not take any action to change its jurisdiction of organization. Seller will not change its name, location, identity or corporate structure unless (x) Agent shall have received at least thirty (30) days’ advance written notice of such change, (y) Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the purchases (including, without limitation, the filing of all financing statements and the taking of such other action as Agent or any Principal may request in connection with such change or relocation), and (z) if requested by Agent or any Principal, Seller shall cause to be delivered to Agent and each Principal, an opinion, in form and substance satisfactory to Agent and each Principal as to such UCC matters a such Person may request at such time.

(n)  Taxes. Seller shall duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges, imposed upon it or any of its Subsidiaries or their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid could reasonably be expected to result in a material adverse effect; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by such Person in accordance with GAAP; and provided, further, that such Person will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same is fully bonded or otherwise effectively stayed).

(o)  Corporate Existence; Compliance with Statutes. Seller shall do or cause to be done all things necessary to remain duly organized and validly existing in good standing under the laws of its jurisdictions of incorporation and in good standing to operate as a foreign corporation with power and authority to own its properties and to conduct its business, in all jurisdictions where the nature of its business so requires it and where a failure to be in good standing as a foreign corporation could reasonably be expected to have a material adverse effect and to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and comply, except where failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a material adverse effect, with all provisions of Law, and all applicable restrictions imposed by any Official Body, and all state and provincial laws and regulations of similar import.

(p)  Insurance. Seller shall maintain with good and reputable insurers insurance in such amounts and against such risks as are customarily insured against by companies in similar businesses; provided however, that (a) workmen’s compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and (b) such insurance may contain self-insurance retention and deductible levels consistent as such insurance is usually carried by companies of established reputation and comparable size.

(q)  ERISA Compliance and Reports. Seller shall furnish to Agent and each Principal (a) as soon as possible, and in any event within 30 days after any of its executive officers (as defined in Regulation C under the Securities Act of 1933, as amended) knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of such Person, setting forth details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by such Person or any of its Subsidiaries of such Reportable Event with the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan has been or is proposed to be terminated in a “distress termination” (as defined in Section 4041(c) of ERISA), proceedings have been instituted to terminate a Plan or a Multiemployer Plan, a proceeding has been instituted to collect a delinquent contribution to a Plan or a Multiemployer Plan, or either such Person or any of its Subsidiaries will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063 or 4064 of ERISA or the withdrawal or partial withdrawal from a Multiemployer Plan under Section 4201 or 4204 of ERISA, a statement of the chief financial officer of such Person, setting forth details as to such event and the action it proposes to take with respect thereto, (b) promptly upon the reasonable request of Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice such Person or any of its Subsidiaries may receive from the PBGC relating to the PBGC’s intention to terminate any Plan or to appoint a trustee to administer any Plan.

(r)  Maintenance of Properties; Title to Properties. Seller shall (i) keep its properties which are material to its business in good repair, working order and condition consistent with companies of established reputation and comparable size and (ii) maintain good title or valid leasehold interests to each of the properties and assets reflected on its balance sheets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and all such properties and assets will be free and clear of Liens.

(s)  Compliance with Laws, and Credit Policy, Etc. Seller shall comply in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the mortgage loans) and all Guidelines, applicable rules, regulations and orders of each Agency and shall comply in all material respects with the Credit Policy in regard to each mortgage loan.

(t)  Compliance with Regulations. All required financial statements, information and reports delivered by Seller pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations, subject to the Subject Adjustments.

(u)  Negative Covenants. Seller, for so long as this Agreement shall be in effect or any amount shall remain outstanding or unpaid under this Agreement or any other Transaction Document, unless Agent and the Required Principals shall otherwise consent in writing, agrees that it will not directly or indirectly,

(A)  Limitations on Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien on any Purchased Asset.

(B)  No Amendments to Credit Policy; Transaction Documents, Etc. Make or permit any Subsidiary to make any change to the Credit Policy which change could reasonably be expected to have a material adverse effect, or otherwise materially and adversely affect the collectibility of and/or amount collected on the mortgage loans; amend, modify, supplement or waive or permit any Subsidiary to amend modify, supplement or waive any provision of any Transaction Document or any other Contractual Obligation or enter into any new Contractual Obligation or make any prepayment in respect of any subordinated Indebtedness.

(C)  No Change in Account Banks; Deposits. (a) Add or terminate (or permit any other Person to add or terminate) any bank maintaining the Collection Account, the Funding Account or the Margin Call Account as of the Effective Date or make any change in its instructions regarding payments to be made any such bank, unless (A) Agent shall have received duly executed counterparts of a Blocked Account Control Agreement, with each new account bank, and copies of such instructions (which shall be in form and substance acceptable to Agent) and (B) Agent previously shall have consented in writing to such addition or termination, which consent shall not be unreasonably withheld, delayed or conditioned. (b) Deposit or otherwise credit, or cause or permit to be so deposited or credited by any other Person, to the Collection Account, the Funding Account or the Margin Call Account, cash or cash proceeds other than Income with respect to the related Purchased Assets, Collections with respect to the mortgage loans or other proceeds of the Collateral.

(v)  Delivery of Mortgage Note. Seller shall deliver each Mortgage Note, including Mortgage Notes on Wet Funded Loans, to the Custodian as soon as practicable, but in any event within 30 days of the purchase and, if any Mortgage Note is not delivered within 30 days of the purchase, it shall be repurchased on such 30th day by Seller at the Repurchase Price.

(w)  Assignment. Seller shall assign to Agent all right, title and interest of Seller under the Additional Collateral Transfer Agreement with respect to Additional Collateral Mortgage Loans transferred.

(x)  Changes in Origination and Underwriting Criteria. Seller shall inform Agent, each Bank Principal and each rating agency rating any outstanding Short-Term Notes of any material changes (as determined by Seller) in its origination and underwriting practices and guidelines with respect to the mortgage loans.

(y)  Funding Future Advances. Seller will be obligated to, and will fulfill its obligation to, make any future advance for any HELOC pursuant to the related Home Equity Line Agreement.

(z)  Eligibility Criteria, the Portfolio Criteria and Limitations. As of any date of determination, the Eligible Mortgage Loans in the aggregate shall satisfy the Eligibility Criteria, the Portfolio Criteria, the Portfolio Aging Limitations and the Wet Funded Loan Limitation.

12.  REPURCHASE TRANSACTIONS

A Principal may, in its sole and absolute discretion, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of such Principal’s choice, in all cases subject to the obligation to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date. In the event a Principal engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges, hypothecates, assigns, transfers or otherwise conveys any of the Purchased Assets, such Principal shall have the right to assign to the applicable counterparty any of the applicable representations or warranties set forth herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

13.  EVENTS OF DEFAULT

Upon the occurrence and continuance of any of the following conditions, Agent (on behalf of the Principals) shall have the right subject to the consent of the Required Principals to notify Seller that Agent has determined to sell the Purchased Assets (on behalf of the Principals) (each, an “Event of Default”):

(a)  (i) Seller fails to transfer the Purchased Assets to Agent on the applicable Purchase Date (provided Agent has tendered the related Purchase Price), (ii) Seller fails to make any payment (whether in respect of principal, interest, fees or other amounts) payable by it hereunder or under any other Transaction Document, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for 2 Business Days after the earlier of such Person’s knowledge or receipt of notice thereof, (iii) Seller fails to repurchase the Purchased Assets on the applicable Repurchase Date or fails to perform any of its obligations under Section 5 and such failure continues unremedied for 2 Business Days after the earlier of its knowledge or receipt of notice thereof, (iv) any of the Portfolio Criteria shall not be satisfied, and Seller fails to repurchase Purchased Assets such that such failure continues unremedied for 2 Business Days after the earlier of Seller’s knowledge or receipt of notice thereof, (v) any Eligible Mortgage Loan that ceases to satisfy the Eligibility Criteria shall fail to be repurchased by Seller within two (2) Business Days after the earlier of Seller’s knowledge or notice of such failure, (vi) any noncompliance with the Portfolio Aging Limitations, and Seller fails to repurchase Purchased Assets such that such non-compliance continues unremedied for two (2) Business Days after the earlier of Seller’s knowledge or notice thereof, or (vii) a Margin Deficit shall continue unremedied for 2 Business Days after the earlier of the Seller’s knowledge or receipt of notice thereof (it being understood that solely for the purposes of this clause (vii), notice or knowledge of a report actually received by the Seller pursuant to Section 2 of the Custodial Agreement shall be deemed to have occurred at 9.a.m. Eastern time on the Business Day immediately following the actual day such report way received);

(b)  Seller shall fail to (i) observe or perform any covenant, condition or agreement contained in Section 11(f)(i), 11(o), 11(s) of this Agreement and such failure shall continue unremedied for 2 Business Days after the earlier of such Person’s knowledge or notice thereof, (ii) observe or perform any covenant contained in Section 11(u) or (iii) observe or perform any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any other Transaction Document and such default shall continue unremedied for thirty (30) days after the earlier of such Person’s knowledge or receipt of notice thereof;

(c)  any representation or warranty made or deemed made by Seller or Performance Guarantor in this Agreement or any other Transaction Document or in connection herewith or therewith or with the purchases hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of Seller, Performance Guarantor or any of their respective Subsidiaries to Agent, any Principal or the Custodian under or in connection with this Agreement or any other Transaction Document, shall prove to have been false or misleading in any material respect when made or delivered and, solely to the extent capable of cure, such inaccuracy continues unremedied for 2 Business Days after the earlier of such Person’s knowledge or receipt of notice thereof;

(d)  (i) Seller, Performance Guarantor or any of their respective Subsidiaries shall fail to (x) pay any Indebtedness or Interest Rate Protection Agreements where the amount or amounts of such Indebtedness or Interest Rate Protection Agreement exceeds $50,000,000 (or its equivalent thereof in any other currency) in the aggregate; or (y) perform any other term, provision or condition with respect to any Indebtedness or Interest Rate Protection Agreements of greater than $50,000,000 (or its equivalent thereof in any other currency), which failure results in such Indebtedness becoming due prior to the scheduled date of maturity thereof or enables or permits the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment (other than by a regularly scheduled payment), repurchase, redemption or defeasance thereof, prior to the scheduled date of maturity thereof; or (ii) any other circumstance shall arise (other than the mere passage of time) by reason of which Seller, Performance Guarantor or any of their respective Subsidiaries is required to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness or Interest Rate Protection Agreement where the amount or amounts of such Indebtedness or Interest Rate Protection Agreement exceeds $50,000,000 (or its equivalent thereof in any other currency) in the aggregate;

(e)  any involuntary case, proceeding or other action against Seller, Performance Guarantor or any of their respective Subsidiaries shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property and such case, proceeding or other action shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief in respect of such Person shall be entered in an involuntary case or proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of creditors or other similar laws now or hereafter in effect;

(f)  Seller, Performance Guarantor or any of their respective Subsidiaries shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or Seller, Performance Guarantor or any of their respective Subsidiaries shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or Seller, Performance Guarantor or any of their respective Subsidiaries shall take any action to authorize any of the foregoing; or a senior officer of Seller or Performance Guarantor shall admit in writing its inability to, or intention not to, perform any of its respective Obligations;

(g)  Seller, Performance Guarantor or any of their respective Subsidiaries shall fail to satisfy the terms of any final, non-appealable judgment(s) for the payment of money in excess of $25,000,000 (or its equivalent thereof in any other currency) rendered against Seller, Performance Guarantor or any of their respective Subsidiaries;

(h)  any Official Body or any person, agency or entity acting or reasonably purporting to act under governmental authority shall have taken any action reasonably likely to result in a condemnation, seizure or appropriation, or assumption of custody or control of, all or any substantial part of the property of Seller, Performance Guarantor or any of their respective Subsidiaries, or shall have taken any action reasonably likely to displace the management of Seller, Performance Guarantor or any their respective Subsidiaries or reasonably likely to curtail its authority in the conduct of a material portion of the business of Seller, Performance Guarantor or any of their respective Subsidiaries, or takes any action in the nature of enforcement reasonably likely to remove, limit or restrict the approval of Seller, Performance Guarantor or any of their respective Subsidiaries as an issuer, buyer or a seller of mortgage loans or securities backed thereby;

(i)  an event of default (as defined in the credit agreement referred to in this clause) shall have occurred under the Five Year Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among PHH Corporation, as Borrower, the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, and Bank of America, N.A., The Bank of Nova Scotia and Calyon New York Branch, as Documentation Agents, and JPMorgan Chase Bank, N.A., as administrative agent, as such agreement exists on the date hereof and as the same may be further amended, modified, waived or supplemented, solely to the extent that the Agent and the Required Principals have given their prior written consent to such amendment, modification, waiver or supplement;

(j)  failure of Seller or Servicer to remit to the Funding Account for the benefit of the Principals not later than 2 Business Days after the sale or Securitization of any Eligible Mortgage Loans the proceeds of any such sale or Securitization;

(k)  failure of Servicer to remit (within the applicable grace period, if any) to the Collection Account, the Funding Account or the Margin Call Account any amounts when such amounts are required to be so remitted;

(l)  the occurrence of a Change in Control;

(m)  failure of Seller to make any required Margin Call or pay any Minimum Transfer Amount as required by Section 5 hereof or failure of Seller or Servicer to apply Collections in accordance with Section 5 or Section 6 hereof;

(n)  the audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Performance Guarantor as a “going concern” or a reference of similar import;

(o)  Seller shall become subject to regulation under the Investment Company Act;

(p)  a Servicer Default shall have occurred and be continuing;

(q)  a Daily Servicer Report shall fail to be delivered as and when required, and such failure shall continue unremedied for 1 Business Day;

(r)  [Reserved];

(s)  (x) any Transaction Document, any Purchased Asset, or any lien or security interest granted hereunder or thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Seller or Seller shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (y) any security interest securing the Purchased Assets shall, in whole or in part, cease to be a perfected first priority security interest in favor of Agent and, in the case of this clause (y) such failure shall continue unremedied for 2 Business Days after the earlier of Seller’s knowledge or receipt of notice thereof;

(t)  [Reserved];

(u)  [Reserved]; or

(v)  if Seller assigns or attempts to assign this Agreement or any other Transaction Document or any rights or obligations hereunder or thereunder without first obtaining the specific written consent of Agent or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets or on the Collection Account, the Funding Account, the Margin Call Account or any of the other collateral referred to in Section 7 to any person other than Agent.

Upon the occurrence of an Event of Default, Seller will no longer be permitted to sell and Agent (on behalf of the Principals) will no longer be permitted to purchase additional Eligible Mortgage Loans and principal and interest payments on Eligible Mortgage Loans and principal proceeds of sales and Securitizations of Eligible Mortgage Loans will be remitted to the Funding Account for application in accordance with Section 6 hereof.

Additionally, Agent, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 13(e) or (f) hereof), shall have any or all of the following rights and remedies, which may (or at the direction of the Required Principals, shall) be exercised by Agent:

(a)  The Termination Date and the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

(b)  Seller’s obligations hereunder to repurchase all Purchased Assets subject to a Transaction with Seller at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; Seller shall immediately deliver to Agent or its designee any and all original papers, records and files relating to the Purchased Assets subject to such Transaction then in Seller’s possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets and Servicing Rights thereon shall be deemed transferred to Agent or its designee.

In addition to its repurchase obligation, Seller shall indemnify Agent and each Principal and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement. It is understood and agreed that the obligations of Seller to cure or repurchase an Eligible Mortgage Loan and to indemnify Agent and each Principal constitute the sole remedies of Agent and each Principal respecting a breach of the foregoing representations and warranties.

Agent may sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 13(b) without notice or demand of any kind, at a public or private sale and at such price or prices as Agent may reasonably deem satisfactory any or all Purchased Assets. The proceeds of any disposition of Purchased Assets shall be applied first to the reasonable costs and expenses incurred by Agent in connection with or as a result of an Event of Default; second to the aggregate Repurchase Prices; and third to all other Obligations.

The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Agent may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate Agent to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Agent. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

In addition to its rights hereunder, upon the occurrence and during the continuation of an Event of Default, Agent shall have the right to proceed against Seller’s assets which may be in the possession of Agent, any Principal, any Principal’s Affiliate or designee (including, without limitation, the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Agent pursuant to this Agreement. Agent may set off cash, the proceeds of the liquidation of the Purchased Assets, any other collateral or its proceeds and all other sums or obligations owed by Agent to Seller against all of Seller’s Obligations to Agent, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to Agent’s right to recover any deficiency.

Upon the occurrence and during the continuation of an Event of Default, Agent shall have the right to obtain physical possession of the Records and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver (or cause to be delivered) to Agent such assignments as Agent shall request.

Upon the occurrence and during the continuation of an Event of Default, Agent may direct Servicer to take such action consistent with the Transaction Documents with respect to the Purchased Assets as Agent determines appropriate.

Seller shall be liable to Agent for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and Breakage Costs and all costs and expenses incurred in connection with hedging or covering transactions related to the Purchased Assets.

Seller shall, within 2 Business Days of receipt thereof, cause all sums received by it with respect to the Purchased Assets to be remitted to the Collection Account.

Agent shall without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets and any other collateral or any portion thereof, collect the payments due with respect to the Purchased Assets and any other collateral or any portion thereof, and do anything that Agent is authorized hereunder to do. Seller shall pay all costs and expenses incurred by Agent in connection with the appointment and activities of such receiver.

Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right such Person might otherwise have to require Agent to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense such Person might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any other collateral or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

In addition to all the rights and remedies specifically provided herein, Agent shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including without limitation, all rights and remedies available to a purchaser/secured party under the Uniform Commercial Code.

Upon the occurrence of an Event of Default, Agent shall have, except as otherwise expressly provided in this Agreement, the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.

14.  DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

No failure on the part of Agent or any Principal to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent or any Principal of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Agent and Principals provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Transaction Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Agent or any Principal to exercise any of its rights under any other related document. Agent may exercise at any time after the occurrence and during the continuation of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

15.  USE OF EMPLOYEE PLAN ASSETS

No assets of an employee benefit plan subject to any provision of ERISA shall be used by any party hereto in a Transaction.

16.  EXPENSES; INDEMNITY

(a)  Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save each Principal and Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountant’s and other third parties’ fees and expenses, any rating agency fees, any filing fees and expenses incurred by officers or employees of each Principal and Agent, but excluding salaries and similar overhead costs of each Principal and Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Principal and Agent (i) in connection with the negotiation, execution, delivery and preparation of the Transaction Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Eligible Mortgage Loans) and (ii) from time to time (a) relating to any requested amendments, waivers or consents under the Transaction Documents requested by Seller, (b) arising in connection with the Principals’ or Agent’s or their enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Eligible Mortgage Loans) under the Transaction Documents, or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Transaction Documents, which audit, dispute, disagreement, litigation or preparation for litigation directly results from Seller’s failure to comply with Seller’s obligations (as Seller or Servicer) under the Transaction Documents (collectively, the “Transaction Costs”).

(b)  Without limiting any other rights which Agent or the Principals may have hereunder or under applicable law, Seller hereby agrees to indemnify each Principal, Agent and the APA Purchasers and any successors and permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of the APA Purchasers or Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), arising out of or in connection with:

(i)  any dispute, action, suit, litigation or proceeding arising out of or as a result of (x) this Agreement, the other Transaction Documents, the ownership or maintenance by Agent, any Principal or any APA Purchaser of the Eligible Mortgage Loans, (y) the use of proceeds of Transactions by Seller, or (z) any Eligible Mortgage Loan; provided that no Indemnified Party shall have the right to be indemnified under this paragraph (i) in respect of any litigation instituted by (x) any person (a “Participant”) participating in the interest of any APA Purchaser under the Asset Purchase Agreement against any APA Purchaser or Agent, (y) any APA Purchaser against any Participant, any APA Purchaser or Agent, or (z) any holder of any security of any APA Purchaser (in its capacity as such) against any APA Purchaser, to the extent any such litigation does not arise out of any misconduct (alleged in good faith by such APA Purchaser) by or on behalf of Seller.

(ii)  any representation or warranty (other than a representation or warranty in Annex II hereof) made by Seller (including, in its capacity as Servicer) or any officers of Seller (including, in its capacity as Servicer) under or in connection with this Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by Seller or Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(iii)  the failure by Seller (including, in its capacity as Servicer) to comply with any applicable law, rule or regulation with respect to any Eligible Mortgage Loan or the nonconformity of any Eligible Mortgage Loan with any such applicable law, rule or regulation;

(iv)  any claim resulting from the sale of merchandise or services by Seller, any Affiliate of Seller or any designee of Seller to the related Borrower with respect to any Eligible Mortgage Loan or the furnishing or failure to furnish such merchandise or services by Seller, any Affiliate of Seller or any designee of Seller;

(v)  the transfer of an ownership interest in any mortgage loan other than an Eligible Mortgage Loan;

(vi)  the failure by Seller (individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under any Eligible Mortgage Loan;

(vii)  the Aggregate Purchase Price exceeds the Maximum Aggregate Purchase Price at any time;

(viii)  the failure of Seller to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable by Seller in connection with any of the Eligible Mortgage Loans;

(ix)  any repayment by any Indemnified Party of any amount previously distributed in reduction of Aggregate Purchase Price which such Indemnified Party believes in good faith is required to be made;

(x)  any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which a Borrower may be located as a result of the failure of Seller to qualify to do business or file any notice of business activity report or any similar report; or

(xi)  any action taken by Seller, or Servicer (if Seller or any Affiliate or designee of Seller) in the enforcement or collection of any Eligible Mortgage Loan;

provided that no Indemnified Party shall have the right to be indemnified hereunder (x) for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (y) for any lost profits of such Indemnified Party, or (z) any claim for punitive damages claimed by such Indemnified Party against Seller.

(c)  Without limitation on the provisions of Section 3, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then Scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 13 or for any other reason, Seller shall, upon demand by Agent, pay to Agent for the benefit of the applicable Principals any Breakage Costs incurred by such Principals as of a result of such payment.

(d)  Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder or any other Transaction Document and delivery of the Purchased Assets by Agent against full payment therefor.

17.  WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Assets as a result of restrictions upon Agent or Custodian contained in the Transaction Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Assets shall be disposed of in the event of any disposition pursuant hereto or pursuant to the terms of any other Transaction Document.

18.  INCREASED COSTS; TAXES; ETC.

(A) (i) If after the date hereof, the adoption of any law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

(1)  shall subject Agent, any Principal or any other Person (including any bank or other financial institution providing liquidity and/or credit support to any Conduit Principal in connection with its securitization program (each, an “Affected Person”) to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Eligible Mortgage Loans or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Affected Person of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Eligible Mortgage Loans or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Asset Purchase Agreement or the credit support furnished by the Affected Person or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Eligible Mortgage Loans (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Affected Person by the jurisdiction in which such Affected Person’s principal executive office is located);

(2)  shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Affected Person or shall impose on any Affected Person or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Eligible Mortgage Loans or payments of amounts due hereunder or its obligation to advance funds hereunder under the Asset Purchase Agreement or the credit support provided by such Affected Person or otherwise in respect of this Agreement, the other Transaction Documents, or the ownership, maintenance or financing of the Eligible Mortgage Loans; or

(3)  imposes upon any Affected Person any other expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Eligible Mortgage Loans or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Asset Purchase Agreement or the credit support furnished by the Program Bank or otherwise in respect of this Agreement, the other Transaction Documents, or the ownership, maintenance or financing of the Eligible Mortgage Loans, and the result of any of the foregoing is to increase the cost to such Affected Person with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Eligible Mortgage Loans, the obligations hereunder, the funding of any purchases hereunder or the Asset Purchase Agreement, by an amount deemed by such Affected Person to be material, then, within ten (10) days after demand by such Affected Person through Agent, Seller shall pay to Agent, for the benefit of such Affected Person, such additional amount or amounts as will compensate such Affected Person for such increased cost or reduction.

(ii)  If any Affected Person shall have determined that after the date hereof, the adoption of any applicable law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Affected Person (or its parent) as a consequence of such Affected Person’s obligations hereunder or with respect hereto to a level below that which such Affected Person (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Affected Person to be material, then from time to time, within ten (10) days after demand by such Affected Person through Agent, Seller shall pay to Agent, for the benefit of such Affected Person, such additional amount or amounts as will compensate such Affected Person (or its parent) for such reduction. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (“FASB”) (including, without limitation, FASB Interpretation No. 46), shall constitute an adoption, change, request or directive subject to this Section.

Agent will promptly notify Seller of any event of which it has knowledge, occurring after the date hereof, which will entitle an Affected Person to compensation pursuant to this Section. A notice by Agent or the applicable Affected Person claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Agent or any applicable Affected Person may use any reasonable averaging and attributing methods.

(B) All payments made hereunder by Seller or Servicer (each, a “payor”) to any Affected Person (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such nonexcluded items being called “Taxes”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (“Excluded Taxes”). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes (other than Excluded Taxes), then such payor shall:

(i)  pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)  promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and

(iii)  pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

Seller shall pay to each Affected Person, as applicable, upon the request of such Affected Person or Agent on its behalf, such amount or amounts as shall compensate such Affected Person for any actual loss (including loss of profit), cost or expense incurred by such Affected Person (as reasonably determined by such Affected Person) as a result of (x) any payment or repayment of any Purchase Price related to a Transaction (or portion thereof) other than on the maturity date of the source of funds obtained or utilized by such Affected Person to fund or maintain such Purchase Price or (y) any failure by Seller to commence a Transaction (including the continued maintenance of, or any increase with respect to any Purchase Prince related thereto, or portion thereof), requested by Seller hereunder, in either case, such compensation to include, without limitation, an amount equal to any loss or expense suffered by such Affected Person during the period from the date of receipt of such repayment or failure to commence a Transaction, as the case may be, to (but excluding) the maturity date of such source of funds, if the rate of interest obtained by such Affected Person upon the redeployment of an amount of funds equal to the amount of such repayment or failure to commence a Transaction, as the case may be, is less than the interest rate that would have been applicable thereon, hereunder through the applicable maturity thereof. The determination by any Affected Person of the amount of any such loss or expense shall be set forth in a written notice to Seller in reasonable detail and shall be conclusive and binding for all purposes, absent manifest error.

19.  FURTHER ASSURANCES

Seller agrees to do such further acts and things and to execute and deliver to Agent such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Agent or any Principal to carry into effect the intent and purposes of this Agreement and the other Transaction Documents, to perfect the interests of Agent in the Purchased Assets or to better assure and confirm unto Agent its rights, powers and remedies hereunder.

20.  ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION

This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of Purchased Assets, and it, together with the other Transaction Documents, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity.

21.  TERMINATION; COMMITMENT REDUCTION

(a) This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Seller’s outstanding obligations to Agent, any Principal, any Affected Person or any Indemnified Party at the time of such termination. Seller’s obligations to indemnify Agent, each Principal, each Affected Person and each Indemnified Party pursuant to this Agreement and the other Transaction Documents shall survive the termination hereof and thereof.

(b) Upon at least 10 Business Days’ prior irrevocable written notice or telecopy notice to Agent and each Bank Principal, Seller may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided that (i) each partial reduction shall be made in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) Seller shall not be entitled to make any such permanent termination or reduction that would reduce (x) the aggregate amount of the Commitments to any amount less than the Aggregate Purchase Price at such time or (y) the Commitment of any Principal to an amount less than such Principal’s Pro Rata Share of the Aggregate Purchase Price at such time, unless, with respect to this subclause (y), a replacement for such Principal acceptable to Agent and Seller assumes such Principal’s rights and obligations under this Agreement.

(c) Each reduction in the Maximum Aggregate Purchase Price shall be made ratably among the Principals in accordance with their respective Commitments. Seller shall pay on the effective date of a termination or a reduction in the Commitments, to Agent for the account of the Principals, the Fees accrued to such effective date, based on the amount of the Commitments prior to giving effect to such termination or reduction, together with any Breakage Costs incurred in connection therewith.

(d) Seller may advise Agent and each Bank Principal in writing of its desire to extend the Termination Date with respect to each Principal for an additional period of up to 364 days; provided such request is made not more than sixty (60) days prior to, and not less than thirty (30) days prior to, the then current Termination Date. Each Bank Principal shall promptly notify Agent of its decision to extend the then Termination Date. In the event that all of the Principals are agreeable to such extension, Agent shall so notify Seller in writing (it being understood that each of the Principals may accept or decline such a request in its sole discretion and on such terms as it may elect) not less than fifteen (15) days prior to the then current Termination Date and Seller, Agent and the Principals shall enter into such documents as the Principals may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses for services delivered by outside professionals incurred by the Principals and Agent in connection therewith (including reasonable attorneys’ costs) shall be paid by Seller. In the event any Principal declines the request for such extension, such Principal (or the applicable Bank Principal on its behalf) shall so notify Seller and Agent of such determination.

22.  ASSIGNMENT BY PRINCIPALS

A Principal may assign any of its rights and obligations hereunder and under the other Transaction Documents, to any other Person with the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed); provided, that Agent shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance (in form and substance satisfactory to Agent) by Agent, each such assigning Principal and each assignee (“Assignment and Acceptance”), specifying a constant, and not a varying, percentage or portion of such rights and obligations assigned and the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment), which shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Principal’s Commitment. Upon such assignment, (a) such assignee shall be a party hereto and to each Transaction Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of a Principal hereunder, and (b) such Principal shall, to the extent that such rights and obligations have been so assigned by it to another Person which assumes the obligations of such Principal, be released from its obligations hereunder and under the other Transaction Documents accruing thereafter. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Agent unless otherwise notified by Agent in writing. Agent may distribute to any prospective assignee any document or other information delivered to Agent by Seller; provided, further that on and after the occurrence and continuation of any Event of Default, a Principal may, without the consent of Seller or any other Person, as assign any of its rights hereunder and under any other Transaction Document, to any Person. The entries in the register referred to above shall be conclusive and binding for all purposes, absent manifest error, and Seller, Servicer, Agent and the Principals may treat each Person whose name is recorded in such register as a Principal under this Agreement for all purposes of this Agreement and the other Transaction Documents.

A Conduit Principal may, without notice to, or the consent of, Seller or any of its Affiliates, assign and grant a security interest in all of its right, title and interest in, to and under this Agreement and the other Transaction Documents to any liquidity bank, program support provider or any the collateral trustee acting for the benefit of such parties and the holders of such Conduit Principal’s Short-Term Notes, and any successor in such capacity, to secure such Conduit Principal’s obligations under or in connection with the Short-Term Notes, any related Asset Purchase Agreement, any credit agreement provided to such Conduit Principal by any applicable program support provider, and certain other obligations of such Conduit Principal incurred in connection with the funding and maintenance of the Transactions hereunder.

23.  AMENDMENTS, ETC.

No amendment, modification or waiver of any provision of this Agreement or any other Transaction Document nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by Seller, Agent and the Required Principals, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no material amendment to this Agreement shall be effective unless (solely to the extent required by the documents governing the securitization program of any applicable Conduit Principal), the Bank Principal (or its agent) for such Conduit Principal shall have received written confirmation from each Rating Agency then rating such Conduit Principal’s Short-Term Notes, that such action, event or condition will not cause the then current rating of such notes to be suspended, downgraded or withdrawn; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Principal: (a) change (directly or indirectly) the definitions of “Eligible Mortgage Loan”, “Portfolio Criteria”, “Purchase Price Percentage” or “Required Principals”, (b) reduce fees payable by Seller to any Principal, or delay the dates on which such fees are payable, (c) change any Event of Default or Servicer Default or (d) change any of the provisions of this Section and provided, further, that (i) no amendment, waiver or consent shall increase the Commitment of any Principal unless in writing and signed by such Principal and (ii) no amendment of any definition or any provision contained in this Agreement that specifically relates to the rights or obligations of the Custodian under this Agreement, if the effect of such amendment would materially and adversely affect the Custodian, without the Custodian’s prior written consent.

Seller shall provide each rating agency then rating any Short-Term Notes with written notice of each amendment. The costs and expenses associated with any such amendment shall be borne by the party requesting the amendment.

24.  SEVERABILITY

If any provision of any Transaction Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Transaction Documents, and each Transaction Document shall be enforced to the fullest extent permitted by law.

25.  BINDING EFFECT: GOVERNING LAW

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Seller may not assign or transfer any of its respective rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

26.  CONSENT TO JURISDICTION

SELLER HEREBY WAIVES TRIAL BY JURY. SELLER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS IN ANY ACTION OR PROCEEDING. SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS.

27.  SINGLE AGREEMENT

Seller, Agent and each Principal acknowledge that, and have entered hereinto and will enter into each Transaction hereunder and under the other Transaction Documents in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller, Agent and each Principal each agree (i) to perform all of its respective obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

28.  INTENT

Seller, each Principal and Agent recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (“Bankruptcy Code”). It is understood that Agent’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Section 13 hereof is a contractual right to liquidate such Transaction as described in Section 559 of Title 11 of the Bankruptcy Code.

29.  NOTICES AND OTHER COMMUNICATIONS

Notices and other communications provided for in this Agreement or in any other Transaction Document shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party hereto, delivered by such equipment) addressed, if to Agent, to it at Barclays Bank PLC, 200 Park Avenue, 5th Floor, New York, New York 10166, Attention: Pierre Duleyrie, Telephone: (212) 412-2932, Telecopy: (212) 412-6846, if to Seller, to it at 3000 Leadenhall Road, Mail Stop PCLG, Mt. Laurel, NJ 08054, Attention: Mark Johnson, Telephone: (856) 917-0813, Telecopy: (856) 917-0107, with a copy to William F. Brown, General Counsel, or if to a Principal, to it at its address set forth beneath its signature to this Agreement (or in the agreement pursuant to which it became a party hereunder), or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged, if by any telecopier or telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party. Information required to be delivered hereunder may also be delivered by electronic communication pursuant to procedures approved by Agent.

30.  CONFIDENTIALITY

Each of Agent and the Principals agrees to keep confidential all non-public information provided to it by Seller pursuant to this Agreement or any other Transaction Document that is designated by such Person as confidential; provided that nothing herein shall prevent Agent or any Principal from disclosing any such information (a) to Agent, any other Principal or any affiliate of any Principal, (b) to any participant or assignee (each, a “Transferee”) of a Principal or prospective Transferee which agrees to comply with the provisions of this Section 30, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any governmental or regulatory authority having jurisdiction over it, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 30, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Principal’s investment portfolio in connection with ratings issued with respect to such Principal’s commercial paper or (i) in connection with the exercise of any remedy hereunder or under any other Transaction Document.

31.  NO PROCEEDINGS; LIMITATION ON PAYMENTS

Seller agrees not to cause the filing of a petition in bankruptcy or other similar proceeding against any Conduit Principal so long as any Short-Term Notes or other senior indebtedness issued by such Conduit Principal shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper, promissory notes or other senior indebtedness shall have been outstanding.

Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Principal shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Principal has received funds which may be used to make such payment and which funds are not required to repay such Conduit Principal’s Short-Term Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Principal could issue Short-Term Notes to refinance all of its outstanding Short-Term Notes (assuming such outstanding Short-Term Notes matured at such time) in accordance with the program documents governing such Conduit Principal’s securitization program or (y) all of such Conduit Principal’s Short-Term Notes are paid in full. Any amount which any Conduit Principal does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Principal for any such insufficiency unless and until such Conduit Principal satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 31 shall survive any termination of this Agreement.

32.  POWER OF ATTORNEY

Seller hereby authorizes Agent to file such financing statement or statements relating to the Purchased Assets without their respective signatures thereon as Agent, at its option, may deem appropriate. Seller hereby appoints Agent as its agent and attorney-in-fact to execute any such financing statement or statements in its name and to perform all other acts which Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Agent’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

33.  RECORDING OF COMMUNICATIONS

Agent, each Principal and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Agent, each Principal and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Agent and each Principal have caused their names to be signed to this Agreement by their respective officers thereunto duly authorized as of the date first above written.

PHH MORTGAGE CORPORATION,
as Seller

By: /s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Vice President & Treasurer

Taxpayer ID:

S - 5th A&R Master Repurchase Agreement
S-1

BARCLAYS BANK PLC,
as Agent

By: /s/ Pierre Duleyrie
Name: Pierre Duleyrie
Title: Director

BARCLAYS BANK PLC,
as a Bank Principal

By: /s/ Pierre Duleyrie
Name: Pierre Duleyrie
Title: Director

200 Park Avenue, 5th Floor
New York, New York 10166
Attention: Ms. Mary Logan
Telephone: 212-412-3266
Fax: 212-412-6846

SHEFFIELD RECEIVABLES CORPORATION,
as a Conduit Principal

By BARCLAYS BANK PLC,
as attorney-in-fact

By: /s/ Janette Lieu
Name: Janette Lieu
Title: Director

Sheffield Receivables Corporation
c/o Barclays Bank PLC
200 Park Avenue, 5th Floor
New York, New York 10166
Attention: Ms. Mary Logan
Telephone: 212-412-3266
Fax: 212-412-6846

Commitment: $750,000,000

S - 5th A&R Master Repurchase Agreement
S-2

ANNEX I

BUYER ACTING AS AGENT; FUNDINGS BY PRINCIPALS; ETC.

This Annex I forms a part of the Fifth Amended and Restated Master Repurchase Agreement, dated as of October 30, 2006 (as amended, supplemented or otherwise modified, the “Agreement”) among Barclays Bank PLC, acting as buyer on behalf of, and as agent for, the Principals from time to time party thereto, the Principals from time to time party thereto and Seller. This Annex I sets forth certain terms and conditions governing all Transactions in which Agent is acting as buyer on behalf of, and as agent for, the Principals. Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

(i)  Authorization and Action. Each Principal hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against Agent. Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, Seller, Servicer, any Conduit Principal or any Bank Principals. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall Agent ever be required to take any action which exposes Agent to personal liability or which is contrary to any provision of any Transaction Document or Law.

(ii)  Agent’s Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, Agent’s servicing, administering or collecting Mortgage Loans in the event it replaces Servicer in such capacity pursuant to the Transaction Documents), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may consult with legal counsel (including counsel for Seller or Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Conduit Principal or Bank Principal (whether written or oral) and shall not be responsible to any Conduit Principal or Bank Principal for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Seller or Servicer to inspect the property (including the books and records) of any such Person; (d) shall not be responsible to any Conduit Principal or Bank Principal for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Annex I-1

(iii)  Barclays and Affiliates. The obligation of Barclays as a Bank Principal to make purchases under this Agreement may be satisfied by Barclays or any of its Affiliates. With respect to any mortgage loan or interest therein owned by it, Barclays shall have the same rights and powers under this Agreement as any Bank Principal. Barclays and any of its Affiliates may generally engage in any kind of business with Seller, or any Borrower, any of their respective Affiliates and any Person who may do business with or own securities of any of the foregoing or any of their respective Affiliates, all as if Barclays were not Agent and Barclays were not a Bank Principal and without any duty to account therefor to any of the Conduit Principals or the Bank Principals.

(iv)  Indemnification of Agent. Each Bank Principal agrees to indemnify Agent (to the extent not reimbursed by Seller or Servicer), ratably according to the respective Commitment of such Bank Principal, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by Agent under this Agreement or any other Transaction Document; provided that no Bank Principal shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.

(v)  Delegation of Duties. Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(vi)  Action or Inaction by Agent. Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Principals or the Required Principals, as the case may be, and assurance of its indemnification by the Bank Principals, as it deems appropriate. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Principals or the Required Principals, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Conduit Principals and all Bank Principals. The Principals and Agent agree that unless any action to be taken by Agent under a Transaction Document (i) specifically requires the advice or concurrence of all of the Principals or (ii) may be taken by Agent alone or without any advice or concurrence of any Principal, then Agent may take action based upon the advice or concurrence of the Required Principals.

Annex I-2

(vii)  Notice of Events; Action by Agent. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default or of any Servicer Default unless Agent has received notice from any Principal, Seller or Servicer stating that an Unmatured Event of Default, an Event of Default or a Servicer Default has occurred under the Transaction Documents and describing such Unmatured Event of Default, an Event of Default or a Servicer Default. If Agent receives such a notice, it shall promptly give notice thereof to each Principal. Agent shall take such action concerning an Unmatured Event of Default, an Event of Default or a Servicer Default or any other matter hereunder as may be directed by the Principals or the Required Principals, as the case may be (subject to the other provisions of this Annex), but until Agent receives such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as Agent deems advisable and in the best interests of the Principals.

(viii)  Non-Reliance on Agent and Other Parties. Each Principal expressly acknowledges that neither Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs Seller or Servicer, shall be deemed to constitute any representation or warranty by Agent. Each Principal represents and warrants to Agent that, independently and without reliance upon Agent or any other Principal and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and Servicer and the Mortgage Loans and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by Agent to any Principal, Agent shall not have any duty or responsibility to provide any Principal with any information concerning Seller or Servicer or any of their Affiliates that comes into the possession of Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

(ix)  Successor Agent. Agent may, upon at least thirty (30) days’ notice to Seller, Servicer and each Principal, resign as Agent. Except as provided below, such resignation shall not become effective until a successor Agent is appointed by the Required Principals and has accepted such appointment. If no successor Agent shall have been so appointed by the Required Principals, within thirty (30) days after the departing Agent’s giving of notice of resignation, the departing Agent may, on behalf of the Required Principals, appoint a successor Agent, which successor Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or an Affiliate of such an institution and (so long as no Event of Default has occurred and is continuing hereunder) shall be acceptable to Seller. If no successor Agent shall have been so appointed by the Required Principals within sixty (60) days after the departing Agent’s giving of notice of resignation, the departing Agent may, on behalf of the Required Principals, petition a court of competent jurisdiction to appoint a successor Agent, which successor Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s, and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or an Affiliate of such an institution. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Agent’s resignation hereunder, the indemnification provisions of this Agreement and this Annex shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Annex I-3

(x)  Interpretation of Terms. All references to a “Agent” in the Agreement shall, subject to the provisions of this Annex (including, among other provisions, the limitations on Agent’s liability), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Agent” directly entering into such Transaction or Transactions with Seller under the Agreement, and (ii) Principals have designated Agent as their sole agent for performance of Agent’s obligations to Seller and for receipt of performance by Agent of its obligations to Seller in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement).

(xi)  Transactions. (A) Agent shall promptly forward to each Principal each Transaction Notice received by Agent pursuant to Section 3(a). Each Conduit Principal shall promptly notify Agent and its Bank Principal whether it has determined in its sole discretion to fund its Pro Rata Share of the related Purchase Price. If any Conduit Principal has determined not to make its Pro Rata Share of the related Purchase Price, its related Bank Principal shall make such amount available. On the date of each Transaction, the applicable Conduit Principals and/or Bank Principals shall, upon satisfaction of the applicable conditions set forth Section 8, make available an aggregate amount equal to its Pro Rata Share of the Purchase Price for the related Transaction to the Funding Account, which is specified in the related Transaction Notice. Notwithstanding the foregoing, no Principal shall be obligated to fund any Transaction under this Agreement at any time if the result would be to exceed such the related Bank Principal’s Commitment. Each Bank Principal’s obligation shall be several, such that the failure of any Bank Principal to make available to Agent any funds in connection with any requested Transaction shall not relieve any other Bank Principal of its obligation, if any, hereunder to make funds available on the requested Purchase Date, (it being understood, that no Bank Principal shall be responsible for the failure of any other Bank Principal to make funds available in connection with any Transaction hereunder).

(xii)  Addition of Principals. Seller may, with the written consent of Agent and the Required Principals, add additional Persons as Principals or request an existing Principal to increase its Commitment; provided, however, that the Commitment of any existing Principal may only be increased with the prior written consent of such Principal. Each new Principal shall become a party hereto, by executing and delivering to Agent, an assumption agreement in form and substance satisfactory to Agent and such new Principals and consented to by Seller.

Annex I-4

ANNEX II
ELIGIBILITY REPRESENTATIONS

This Annex II forms a part of the Fifth Amended and Restated Master Repurchase Agreement, dated as of October 30, 2006 (as amended, supplemented or otherwise modified, the “Agreement”) among Barclays Bank PLC, acting as buyer on behalf of, and as agent for, the Principals from time to time party thereto, the Principals from time to time party thereto and Seller. This Annex II sets forth certain terms and conditions governing all Transactions in which Agent is acting as buyer on behalf of, and as agent for, the Principals. Capitalized terms used but not defined in this Annex II shall have the meanings ascribed to them in the Agreement.

As to each Eligible Mortgage Loan, Seller hereby represents and warrants to Agent and the Principals that as of each applicable Purchase Date and (excluding clause (d) below) as of the date of the sale of each Eligible Mortgage Loan:

(a)  Eligibility of Mortgage Loans. The mortgage loan is an Eligible Mortgage Loan.

(b)  Eligible Mortgage Loans as Described. The information set forth in each Daily Servicer Report is complete, true and correct in all material respects.

(c)  Valid Lien. The Mortgage is either a (i) valid first lien on the Mortgaged Property or (ii) valid second lien on the Mortgaged Property. Except for Mortgaged Property that is the subject of a HELOC or a Closed End Second Mortgage Loan, the Mortgaged Property is free and clear of all prior liens and encumbrances and no rights or condition may exist that could give rise to such liens, except for liens for real estate taxes and special assessments not yet due and payable. The Mortgage is a legal, valid and binding obligation of the related borrower, enforceable according to its terms and conditions, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and free from any right of set-off, counterclaim or other claim or defense. No part of the Mortgaged Property has been released from the Mortgage. The terms of the Mortgage have not in any material manner been modified, amended or in any way waived or changed, except as stated in a written modification agreement that is acceptable to and delivered to Seller and Servicer.

Any security agreement, chattel mortgage, Home Equity Line Agreement or equivalent document related to and delivered in connection with the Eligible Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien or second lien, as applicable, and first priority security interest on the property described therein and Seller has full right to sell and assign the same to Agent. The Mortgaged Property was not, as of the date of origination of the Eligible Mortgage Loan (except for HELOCs and Closed End Second Mortgage Loans), subject to a mortgage, deed of trust, deed to secure debt, or other security instrument creating a lien senior to the lien of the Mortgage.

(d)  HELOCs and Closed End Second Mortgage Loans. Each HELOC and Closed End Second Mortgage Loan has been conveyed to Agent free and clear of any charge lien, mortgage, pledge, claim, security interest or other encumbrance.

Annex II-1

(e)  Principalship. Seller is the sole owner of record and holder of the Eligible Mortgage Loan. The Eligible Mortgage Loan is not assigned or pledged, and Seller has good and marketable title thereto, and has full right to transfer and sell the Eligible Mortgage Loan to Agent free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Eligible Mortgage Loan pursuant to the related Transaction Notice.

(f)  No Additional Collateral. For Purchased Assets other than Additional Collateral Mortgage Loans, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (c) above.

(g)  Conformance with Underwriting Standards. The Eligible Mortgage Loan was underwritten in accordance with (i) Seller’s underwriting standards in effect on the date of origination of such Eligible Mortgage Loan, and (ii) the Guidelines, if applicable.

(h)  Payments Current. As of the Purchase Date, no payments due with respect to the Eligible Mortgage Loan are 30 days or more past their contractual due date.

(i)  No Borrower Bankruptcy; Delinquencies. To the best of Seller’s knowledge and belief, no Borrower is the subject of a bankruptcy or similar proceeding. All payments required to be made up to the Purchase Date for each Eligible Mortgage Loan under the terms of the related Mortgage Note have been made. As of the Purchase Date, no payment required under any such purchased Eligible Mortgage Loan has ever been delinquent more than 30 days.

(j)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Borrower, directly or indirectly, for the payment of any amount required under the Eligible Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Eligible Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(k)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect (i) from the date of final endorsement of the Mortgage Note by HUD with respect to FHA Loans, and (ii) from the date of origination for all other mortgage loans, except by a written instrument which has been recorded, if necessary to protect the interest of Agent and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and its terms are reflected on the related Daily Servicer Report. No Borrower has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and which assumption agreement is part of the Mortgage Loan File and the terms of which are reflected in the related Daily Servicer Report.

Annex II-2

(l)  No Defenses. The Eligible Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or, with respect to FHA Loans, impair Agent’s or any Principal’s ability to collect full insurance benefits under the FHA Mortgage Insurance Contract, without indemnity to HUD, or, with respect to VA Loans, impair Agents or any Principal’s ability to collect full value under the VA Loan Guaranty Certificate upon the Borrower’s default, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Borrower was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Eligible Mortgage Loan was originated.

(m)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by (i) an FHA approved insurer with respect to each FHA Loan, (ii) a VA approved insurer with respect to each VA Loan or (iii) a generally acceptable insurer against loss by fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the Servicing Agreement and of FHA and VA, if applicable. If upon origination of the Eligible Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect which policy conforms to the requirements of the Servicing Agreement and of FHA and VA, if applicable. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Borrower thereunder to maintain the hazard insurance policy at the Borrower’s cost and expense, and on the Borrower’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Borrower’s cost and expense, and to seek reimbursement therefor from the Borrower. Where required by state law or regulation, the Borrower has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Borrower’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

(n)  Compliance with Laws. Any applicable requirements of federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and FHA Regulations and VA Regulations applicable to the Eligible Mortgage Loan have been complied with in all material respects.

Annex II-3

(o)  No Satisfaction of Mortgage; No Waiver. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Borrower of any action, if the Borrower’s failure to perform such action would cause the Eligible Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Borrower.

(p)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the applicable Daily Servicer Report and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable FHA and VA requirements regarding such dwellings, if applicable, and no residence or dwelling is a mobile home. To the best of Seller’s knowledge and belief, no more than 30% of the Mortgaged Property is used for commercial purposes.

(q)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Eligible Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of Seller’s knowledge and belief, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not materially misleading. No fraud was committed in connection with the origination of the Eligible Mortgage Loan.

(r)  Full Disbursement of Proceeds. Each Eligible Mortgage Loan has been closed and its proceeds have been fully disbursed, excluding HELOCs, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Eligible Mortgage Loan and the recording of the Mortgage were paid, and the Borrower is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(s)  Doing Business. All parties which have had any interest in the Eligible Mortgage Loan, whether as mortgagee, assignee, pledge or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) not required to qualify to do business in such state.

Annex II-4

(t)  Loan-to-Value Ratio; PMI Policy. Except where the Guidelines exempt certain Eligible Mortgage Loans from this requirement, the original Loan-to-Value Ratio of the Eligible Mortgage Loan other than an FHA Loan, a VA Loan, an Uninsured Loan or a HELOC or a Closed End Second Mortgage Loan either was not more than 80% or the excess over 80% is and will be insured as to payment defaults (other than for Landscape Loans) by a PMI Policy until the Loan-to-Value Ratio of such Eligible Mortgage Loan is reduced to 80%. All material provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Eligible Mortgage Loan subject to a PMI Policy obligates the Borrower thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Eligible Mortgage Loan as set forth on the Daily Servicer Report is net of any such insurance premium.

(u)  Combined Loan-to-Value Ratio: No HELOC or Closed End Second Mortgage Loan has a Combined Loan-to-Value Ratio in excess of 100% at the time of origination or purchase by Seller.

(v)  Title Insurance. Except where the Guidelines or Seller’s underwriting guidelines exempt certain Eligible Mortgage Loans from this requirement, each Eligible Mortgage Loan is covered by (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located; (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located or if applicable; (iii) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to the FHA with respect to FHA Loans and the VA with respect to VA Loans; or (iv) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to (a) the FHA with respect to the FHA Loans and (b) the VA with respect to the VA Loans, and each such title insurance policy is issued by a title insurer acceptable to FHA or VA, as the case may be, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Eligible Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(w)  No Defaults. To the best of Seller’s knowledge and belief, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

Annex II-5

(x)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(y)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and, to the best of Seller’s knowledge and belief, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(z)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Borrower on an Eligible Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Eligible Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Borrower which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(aa)  Occupancy of the Mortgaged Property. As of the Purchase Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the Eligible Mortgage Loan, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. All of the Borrowers represented at the time of origination of the related Eligible Mortgage Loan that any such Borrower would occupy the Mortgaged Property as the Borrower’s primary residence, other than with respect to Non-Primary Residence Mortgage Loans.

(bb)  Deeds of Trust. If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Principals to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower.

(cc)  Acceptable Investment. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Borrower or the Borrower’s credit-standing not reflected in the representations set forth herein, or in the documents in the Mortgage Loan File, that could reasonably be expected to cause private institutional investors to regard the Eligible Mortgage Loan as an unacceptable investment or cause the Eligible Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Eligible Mortgage Loan.

(dd)  Delivery of Mortgage Notes. With the exception of Wet Funded Loans, the Mortgage Note endorsed in blank or to Agent (on behalf of the Principals) required to be delivered for the Eligible Mortgage Loan by Seller under the Custodial Agreement has been delivered to the Custodian on or prior to Purchase Date. With respect to Wet Funded Loans, the Mortgage Note will be delivered as soon as practicable, but in no event later than 30 days from the Purchase Date.

Annex II-6

(ee)  Transfer of Eligible Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(ff)  Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Eligible Mortgage Loan if the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

(gg)  No Option Arm Loans. No Eligible Mortgage Loan is an Option Arm Loan.

(hh)  Mortgaged Property Undamaged. There is no proceeding pending or, to the best of Seller’s knowledge and belief, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially adversely the value of the Mortgaged Property as security for the Eligible Mortgage Loan or the use for which the premises were intended.

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used with respect to the Eligible Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in compliance in all material respects with applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or for which repayment is not provided for in the Mortgage. All Escrow Payments have been collected in compliance with applicable state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for each applicable item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All interest rate adjustments in respect of Eligible Mortgage Loans have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note.

(jj)  Appraisal. Except where the Guidelines or Seller’s underwriting standards exempt certain Eligible Mortgage Loans from this requirement, the Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Eligible Mortgage Loan application by a qualified appraiser, duly appointed by or acceptable to Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Eligible Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date that the Eligible Mortgage Loan was originated and the appraiser and appraisal both satisfy requirements of the FHA or VA, if applicable.

Annex II-7

(kk)  Soldiers’ and Sailors’ Relief Act. The Borrower has not notified Seller and Seller has no knowledge of any relief requested by the Borrower under the Soldiers’ and Sailors’ Civil Relief Act of 1940.

(ll)  Environmental Matters. To the best of Seller’s knowledge and belief, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and, to the best of Seller’s knowledge and belief, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting of a prerequisite to use and enjoyment of said property.

(mm)  No Construction Loans. No Eligible Mortgage Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property which has not been completed, (ii) except for HELOCs and Closed End Second Mortgage Loans, provides for future advances of funds by Seller that have not yet been advanced or (iii) facilitates the trade-in or exchange of a Mortgaged Property.

(nn)  No Denial of Insurance. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or would result in the exclusion from, denial of, or defense to coverage under any applicable PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(oo)  Regarding the Borrower. The Borrower is one or more natural persons or the Mortgage Note signed on behalf of the Borrower has been co-signed by a natural person.

(pp)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimums planned unit development) such condominium or planned unit development project meets FHA, VA and GNMA eligibility requirements for sale to GNMA or is located in a condominium or planned unit development project which has received FHA, VA and GNMA project approval and the representations and warranties required by FHA, VA and GNMA with respect to such condominium or planned unit development have been made and remain true and correct in all material respects.

(qq)  FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the application for coverage under the FHA Mortgage Insurance Contract has been submitted to HUD or the FHA and neither Seller nor Servicer has been notified of a denial of the application or a refusal to issue the FHA Mortgage Insurance. With respect to the VA Loans, the application for the VA Loan Guaranty Certificate has been submitted to the VA and neither Seller nor Servicer has been notified of a denial of the application or the refusal to issue the Certificate. All necessary steps have been taken with respect to each such application in order to obtain such coverage or the issuance of such Certificate and each such application is complete and correct in all material respects. Upon issuance, each such guarantee or insurance will be the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense upon the issuance of the insurance or guaranty.

Annex II-8

(rr)  HUD Form 92080. With respect to each FHA Loan, a HUD Form 92080 has been duly executed and delivered to HUD.

(ss)  Filings: Any UCC filings necessary in any jurisdiction to give Agent (on behalf of the Principals) a perfected security interest in the Eligible Mortgage Loans have been made.

(tt)  Servicing. Subject to the terms of this Agreement, Seller holds all right, title and interest in and to the servicing rights related to such Eligible Mortgage Loan and no other person has the right to service such Eligible Mortgage Loan.

(uu)  Future Advances for HELOCs. Pursuant to the related Home Equity Line Agreement, Seller retains the obligation to make future advances on any HELOC transferred to Agent up to the Credit Limit specified in such Home Equity Line Agreement.

Annex II-9

ANNEX III

[RESERVED]

Annex III-1

ANNEX IV

This Annex IV forms a part of the Fifth Amended and Restated Master Repurchase Agreement, dated as of October 30, 2006 (as amended, supplemented or otherwise modified, the “Agreement”) among Barclays Bank PLC, acting as buyer on behalf of, and as agent for, the Principals from time to time party thereto, the Principals from time to time party thereto and Seller. This Annex IV sets forth certain terms and conditions governing the application of all Collections and the payment of the Purchase Price related to Purchased Assets subject to all Transactions in which Agent is acting as buyer on behalf of, and as agent for, the Principals. Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

(a) Prior to the occurrence of an Event of Default, Collections on deposit in the Funding Account shall be distributed by the Seller on each Business Day, prior to giving effect to amounts in respect of the aggregate Purchase Price for Transactions occurring on such day, in the amounts required, and in the following order of priority:

first, to the reimbursement of the Agent’s costs of collection and enforcement with respect to the Seller under the Repurchase Agreement and the other Transaction Documents (including, without limitation, reimbursement of such amounts which were due and payable on any prior day, but remain unpaid);

second, solely to the extent that PHH Mortgage (or any of its Affiliates) is not the Servicer, to the payment of accrued and unpaid Servicing Fees to the Person acting as the “Servicer” (including, without limitation, amounts in respect of Servicing Fees which were due and payable on any prior day, but remain unpaid);

third, to the payment of custodian fees in respect of the Custodial Agreement (including, without limitation, such amounts which were due and payable on any prior day, but remain unpaid);

fourth, solely to the extent that such Business Day is a Monthly Interest Payment Date, to payment of the Price Differential for the applicable Transactions (including, without limitation, such amounts which were due and payable on any prior Monthly Interest Payment Date, but remain unpaid);

fifth, if a Margin Deficit with respect to Purchased Assets exists, solely to the extent that the Seller has not transferred cash or Additional Purchased Assets in accordance with the terms of Section 5 of the Repurchase Agreement, an amount, such that after giving effect to such payment, no such Margin Deficit shall exist;

sixth, to the payment of all other amounts then owing to Agent, any Principal or any Affected Person or Indemnified Party (including, without limitation, any indemnities, costs, fees, expenses or taxes) then payable by the Seller under the Repurchase Agreement or any other Transaction Document (including, without limitation, such amounts which were due and payable on any prior day, but remain unpaid);

seventh, the balance, if any, to be paid to the Seller.

Annex IV-1

(b) Prior to the occurrence of an Event of Default, after giving effect to the priority of payments set forth in clause (a) above, the amount of any aggregate Purchase Price deposited by or on behalf of the Principals into the Funding Account shall immediately be distributed to the Seller.

(c) On and after the Termination Date and after the occurrence, and during the continuation of, an Event of Default, Collections on deposit in the Funding Account shall be distributed by the Seller on each Business Day, in the amounts required, and in the following order of priority:

first, to the reimbursement of the Agent’s costs of collection and enforcement under the Repurchase Agreement and the other Transaction Documents (including, without limitation, reimbursement of such amounts which were due and payable on any prior day, but remain unpaid);

second, solely to the extent that PHH Mortgage (or any of its Affiliates) is not the Servicer, to the payment of accrued and unpaid Servicing Fees to the Person acting as the “Servicer” (including, without limitation, amounts in respect of Servicing Fees which were due and payable on any prior day, but remain unpaid);

third, to the payment of custodian fees in respect of the Custodial Agreement (including, without limitation, such amounts which were due and payable on any prior day, but remain unpaid);

fourth, to payment of the Price Differential for the applicable Transactions (including, without limitation, such amounts which were due and payable on any prior day, but remain unpaid);

fifth, if a Margin Deficit exists, solely to the extent that the Seller has not transferred cash or Additional Purchased Assets in accordance with the terms of Section 5 of the Agreement, such amount, such that after giving effect to all such payments, no such Margin Deficit shall exist;

sixth, to the Agent (for the benefit of the Principals on a pro rata basis) for application to the aggregate outstanding principal balance of the Repurchase Prices (other than the applicable Price Differential) in respect of the Seller;

seventh, to the payment of all other amounts then owing to the Agent, any Principal, any Affected Person or Indemnified Party (including, without limitation, any indemnities, costs, fees, expenses or taxes) then payable by the Seller under the Repurchase Agreement or any other Transaction Document (including, without limitation, such amounts which were due and payable on any prior day, but remain unpaid);

eighth, the balance, if any, to be paid to the Seller.

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SCHEDULE I

CHIEF EXECUTIVE OFFICE; JURISDICTION OF ORGANIZATION; LOCATION OF BOOKS AND RECORDS

3000 Leadenhall Road, Mail Stop PCLG, Mt. Laurel, NJ 08054

Schedule I

EXHIBIT A

1) [***]

______________
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.